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                                                                  Exhibit 10.2

                  FIRST AMENDED AND RESTATED AIRPORT AGREEMENT

                                     BETWEEN


                      THE CHARTER COUNTY OF WAYNE, MICHIGAN

                                       AND


                            NORTHWEST AIRLINES, INC.




                          DATED AS OF OCTOBER 10, 1996

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                                TABLE OF CONTENTS

                                                                         PAGE(S)

ARTICLE I      PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . .    2

     A.   Use of Airport . . . . . . . . . . . . . . . . . . . . . . . . .    2

     B.   Premises in and Adjacent to L. C. Smith Terminal
          (Building 603), James M. Davey Terminal
          (Building 601), Michael Berry International
          (Building 520) and Concourses A, B, C, D, E, F and G . . . . . .    8

     C.   Public Space in Terminal Buildings . . . . . . . . . . . . . . .   10

     D.   Parking Space. . . . . . . . . . . . . . . . . . . . . . . . . .   10

     E.   Right of Ingress and Egress. . . . . . . . . . . . . . . . . . .   10

     F.   Fuel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE II     TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE III    RENTALS AND FEES. . . . . . . . . . . . . . . . . . . . . .   12

     A.   Rentals with Respect to Premises in L. C. Smith
          Terminal (Building 603), James M. Davey Terminal
          (Building 601), Michael Berry International
          Terminal (Building 520) and Concourses A, B, C, D,
          E, F and G . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

     B.   Activity Fees and Capital Expenditures . . . . . . . . . . . . .   35

          1.   Activity Fees . . . . . . . . . . . . . . . . . . . . . . .   35

          2.   Lessor Covenants; Capital Expenditures. . . . . . . . . . .   37

     C.   Adjustment of Rental Fees. . . . . . . . . . . . . . . . . . . .   43

     D.   Charges for Electrical Current . . . . . . . . . . . . . . . . .   44

     E.   Charges for Water and Sewerage Facilities. . . . . . . . . . . .   45

     F.   Continuing Rental Obligation . . . . . . . . . . . . . . . . . .   45

     G.   Facilities Use Fees - International Terminal Bldg. #520. . . . .   47

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                           TABLE OF CONTENTS (cont'd)

                                                                         PAGE(S)

     H.   Payment of Rentals and Activity Fees . . . . . . . . . . . . . .   49

          1.   Information on Lessee Operations. . . . . . . . . . . . . .   49

          2.   Projection of Rentals and Activity Fees . . . . . . . . . .   49

          3.   Payment of Rentals and Activity Fees. . . . . . . . . . . .   50

          4.   Adjustment of Rentals and Activity Fees . . . . . . . . . .   50

          5.   Preliminary Annual Settlement and Final Audit . . . . . . .   51

ARTICLE IV     CONSTRUCTION BY LESSOR  . . . . . . . . . . . . . . . . . .   53

ARTICLE V      CONSTRUCTION, MAINTENANCE, REPAIR AND
               OPERATION BY LESSEE . . . . . . . . . . . . . . . . . . . .   53

ARTICLE VI     RIGHT OF ENTRY BY LESSOR  . . . . . . . . . . . . . . . . .   55

ARTICLE VII    MAINTENANCE, OPERATION AND
               REPAIR BY LESSOR  . . . . . . . . . . . . . . . . . . . . .   56

ARTICLE VIII   UTILITY SERVICES. . . . . . . . . . . . . . . . . . . . . .   59

ARTICLE IX     SPACE FOR UNITED STATES WEATHER BUREAU, POSTAL
               SERVICE, FEDERAL AVIATION ADMINISTRATION, AND
               EXPRESS AGENCIES  . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE X      RESTAURANT. . . . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE XI     RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . .   61

ARTICLE XII    CONTROL OF RATES, FARES OR CHARGES  . . . . . . . . . . . .   61

ARTICLE XIII   DAMAGE OR DESTRUCTION OF PREMISES . . . . . . . . . . . . .   62

ARTICLE XIV    CANCELLATION BY LESSOR  . . . . . . . . . . . . . . . . . .   63

ARTICLE XV     CANCELLATION BY LESSEE  . . . . . . . . . . . . . . . . . .   65

ARTICLE XVI    SUSPENSION AND ABATEMENT  . . . . . . . . . . . . . . . . .   66

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                           TABLE OF CONTENTS (cont'd)

                                                                         PAGE(S)

ARTICLE XVII   ARBITRATION   . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE XVIII  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE XIX    INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE XX     QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE XXI    TITLE TO EQUIPMENT, IMPROVEMENTS AND
               FACILITIES ERECTED BY LESSEE . . . . . . . . . . . . . . . . . 71

ARTICLE XXII   SURRENDER OF POSSESSION  . . . . . . . . . . . . . . . . . . . 72

ARTICLE XXIII  MINERAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . 72

ARTICLE XXIV   CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . 73

ARTICLE XXV    ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . 73

ARTICLE XXVI   SUBSIDIARY COMPANIES . . . . . . . . . . . . . . . . . . . . . 74

ARTICLE XXVII  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 74

ARTICLE XXVIII DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 74

ARTICLE XXIX   PARAGRAPH HEADINGS . . . . . . . . . . . . . . . . . . . . . . 80

ARTICLE XXX    INVALID PROVISION . . . . . . . . . . . . . . . . . . . . . .  80

ARTICLE XXXI   SUCCESSORS AND ASSIGNS BOUND
               BY COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 80

ARTICLE XXXII  RIGHT TO LEASE TO UNITED STATES
               GOVERNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 80

ARTICLE XXXIII COVENANTS AGAINS/T DISCRIMINATION  . . . . . . . . . . . . . . 81

         A.    Covenant Pursuant to Requirements of the
               Department of Transportation . . . . . . . . . . . . . . . . . 81

         B.    Employment . . . . . . . . . . . . . . . . . . . . . . . . . . 82

                                                                         PAGE(S)

         C.    Affirmative Action Program . . . . . . . . . . . . . . . . .  82

         D.    Disadvantaged Business Enterprise . . . . . . . . . . . . . . 82

ARTICLE XXXIV  CONFORMITY OF AGREEMENT . . . . . . . . . . . . . . . . . . . 84



EXHIBITS

Exhibit   A         Airport
          1-31      Exclusive Areas, Preferential Areas and Common Areas
          B         Certain Airport Positions and Remuneration

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                            NORTHWEST AIRLINES, INC.

                           FIRST AMENDED AND RESTATED
                                AIRPORT AGREEMENT


     This First Amended and Restated Airport Agreement (the "Agreement") made and entered into this 10th day of October, 1996, by and between the County of Wayne, a Michigan Charter County, by and through its Chief Executive Officer, with principal offices located at 600 Randolph Street, Detroit, Michigan 48226, hereinafter referred to as "Lessor", and Northwest Airlines, Inc., a Minnesota corporation, with principal offices located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121, hereinafter referred to as "Lessee".

     Witnesseth:

     Whereas, Lessor owns and operates an airport known as the Detroit Metropolitan Wayne County Airport located in Romulus township, in the County of Wayne, State of Michigan (hereinafter called the "Airport"), said airport being more fully described in EXHIBIT A attached hereto and hereby made a part hereof, with the power to lease premises and facilities and to grant rights and privileges with respect thereto pursuant to the provisions of the Aeronautics Code of the State of Michigan; and

     Whereas, Lessee is engaged in the business of transporting persons, property, cargo and mail by aircraft (hereinafter referred to as "Air Transportation"); and

     Whereas, Lessor and Lessee are parties to the Basic Agreement, pursuant to which Lessee leases certain premises, facilities, rights, licenses, services and privileges with and on the Airport; and

     Whereas, Lessor and Lessee are entering into a Project Development Agreement simultaneously with the execution of this Agreement, under which certain new midfield terminal facilities at the Airport which are described on EXHIBIT B attached hereto (the "Midfield Terminal") are to be designed and constructed;

     Whereas, it is necessary and desirable to amend and restate, and supersede in all respects, the Basic Agreement;

     Whereas, simultaneously with the execution of this Agreement, Lessor and Lessee are executing a Second Amended and Restated Airport Agreement, which agreement will become effective on the date of beneficial occupancy of the Midfield Terminal, and on such effective date will amend and restate, and supersede in all respects, this Agreement;

     Now, therefore, for and in consideration of the premises and of the mutual covenants and agreements herein contained, and other valuable considerations, as of the effectiveness of this Agreement Lessor does hereby grant, demise and let unto Lessee and Lessee does hereby hire and take from Lessor, certain premises and facilities, rights, licenses, services and privileges hereinafter described in connection with and upon the Airport.

                                    ARTICLE I

                                    PREMISES

A. USE OF AIRPORT: In common with others so authorized, Lessee shall have the use of the common areas of the Airport and its appurtenances, together with all facilities, equipment, improvements and services which have been, or may hereafter be, provided at or in connection with the Airport from time to time, including, without limiting the generality hereof and subject to the rules and

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     regulations of Lessor promulgated in accordance with Article
     XI hereof, the landing field and any extensions thereof or additions thereto, passenger and cargo ramp areas, and facilities, aircraft parking areas and facilities, roadways, runways, aprons, taxiways, sewage and water facilities, floodlights, landing lights, beacons, control tower, signals, radio aids, and all other conveniences for flying, landings and take-offs of aircraft of Lessee, which use, without limiting the generality hereof, shall include:

     1. The right to operate thereat and therefrom a transportation system by aircraft for the carriage of persons, property, cargo and mail;

     2. The right to repair, maintain, condition, service, test, park or store aircraft or other equipment of Lessee, or of any other scheduled air transportation company, or aircraft of the U.S. Armed Forces or the FAA within such areas as are designated by Lessor; provided, that such right shall not be construed as authorizing the conduct of a separate business by Lessee, but shall permit Lessee to perform such functions as an incident to its conduct of Air Transportation;

     3. The right to train, subject to rules and regulations as promulgated under Article XI hereof, on the Airport, personnel in the employ of or to be employed by Lessee or any scheduled air transportation company, or of the U.S. Armed Forces, or of the FAA, provided, that such right shall not be construed as authorizing the conduct of a separate business by Lessee, but shall permit Lessee to perform such functions as an incident to its conduct of Air Transportation;

     4. The right to sell, dispose of or exchange Lessee's aircraft, engines, accessories, supplies or other personal property; provided, that such right shall not be construed as authorizing the conduct of a separate business by Lessee, but shall permit such sales as an incident to its conduct of Air Transportation or accommodation to others engaged therein;

     5. The right, subject to the terms and conditions hereof, to purchase or otherwise obtain personal property of any nature (including aircraft, engines, accessories, gasoline, oil, greases, lubricants, other fuel or propellant, food, beverages, other equipment and supplies and any articles or goods) reasonably necessary or convenient for its operations, from any supplier of its choice;

     6. The right to service, by Lessee or others selected by Lessee, Lessee's aircraft or other equipment by truck or otherwise, with gasoline, oil, greases, lubricants, or any other fuel or propellant or other supplies, required by Lessee; such right to include, without limiting the generality thereof, the right to install and maintain on the Airport, separately or in common with others, appropriate pipes (including a pipeline or lines between Lessee's sources of supply and its storage facilities for gasoline, oil, greases, lubricants or other fuel or propellant and from such storage facilities to the point or points of servicing), pumps, motors, filters and other appurtenances incidental to the use thereof, either through construction and maintenance by Lessee or by a nominee of Lessee in accordance with plans and specifications therefor approved by Lessor; provided, however, that Lessor shall not be responsible for the cost of excavation, construction, installation and maintenance of any such storage facilities, pipes or pipelines, pumps, motors, filters or other appurtenances;

     7. The right to land, take-off, fly, taxi, tow, park, load, and unload Lessee's aircraft and other equipment used in the operation of schedule, shuttle, courtesy, test, training, inspection, emergency, special, charter, sightseeing and other flights, including without limiting the generality hereof, the right to load, and unload Lessee's aircraft at the gates leased to Lessee pursuant to Article IB;

     8. The right to transfer, load and unload persons, cargo, property and mail to, from and at the Airport by such loading and unloading devices, motor cars, buses, trucks or other means of conveyance as Lessee may choose or require in the operation of its Air Transportation system; with the non-exclusive right to designate and enter into arrangements with any carrier or carriers of its choice to transport to and from the Airport, passengers and their baggage, cargo, property and mail carried or to be carried by air by Lessee provided that with respect to passengers, Lessee shall not enter into arrangements with a carrier for transportation to or from the Airport except for such period or periods during which there is no satisfactory ground transportation service provided by bus or limousine operator selected by the Lessor;

     9. The right to install, maintain and operate, without cost to Lessor, by Lessee alone, or in conjunction with any other air transportation companies who are lessees at the Airport, or through a nominee, a message tube system and other communication systems between suitable locations in the aircraft loading areas and suitable locations in or about Lessee's hangar, and between any or all of said locations and Lessee's offices;

     10. The right to install, maintain and operate, without cost to Lessor, by Lessee alone, or in conjunction with any other air transportation companies that are lessees at the Airport, or through a nominee, suitable aircraft air-conditioning equipment, including, but not limited to, trucks, or a suitable airplane air-conditioning system in the loading area. Lessor agrees to make available without charge, for the individual or joint use of all air transportation companies who are lessees at the Airport, an adequate and convenient site under the loading area and adjacent to the Terminal Buildings for the placing of machinery, equipment, conduits and duct constituting such system; provided, however, that Lessor shall not be responsible for the cost of excavation, construction, installation and operation thereof and shall have the right to approve plans and specifications therefor;

     11. The right to provide in any hangar or other non-public space exclusively or preferentially leased by Lessee without cost to Lessor, by Lessee alone, a subsidiary of Lessee or by contract with a supplier or caterer, foods and beverages for consumption by employees and occasional invitees of Lessee on such premises for business purposes. Without limiting the generality of the foregoing, said right shall include the right to install, maintain, and operate, or cause to be installed, maintained and operated without cost to

          Lessor, in any hangar on premises leased to Lessee for its exclusive use at the Airport, a cafeteria, restaurant or other plant for the purpose of preparing, cooking, and dispensing of foods and beverages for consumption as aforesaid;

     12. The right to provide, without cost to Lessor, by Lessee alone, a subsidiary of Lessee, or by contract with a supplier or caterer of its choice, food and beverages for consumption on aircraft of Lessee; provided, however, that if Lessee shall purchase such foods and beverages by contract with a supplier or caterer other than the Airport food concessionaire, Lessee shall require such supplier or caterer, other than its wholly-owned subsidiary, to pay to Lessor the same percentage commission as would be paid to Lessor by the Airport food concessionaire;

     13. The right to install and operate, at Lessee's expense, a reasonable number and type of company identification signs, subject to the right of Lessor to approve the same as to type and location;

     14. The right to install, maintain and operate, at Lessee's expense, by Lessee alone, or in conjunction with any other air transportation companies who are lessees at the Airport, or through a nominee, such radio communications, meteorological and aerial navigation equipment and facilities in or on premises leased exclusively to Lessee, and, subject to the approval of Lessor's Airport manager with respect to location of installation, elsewhere on the Airport as may be necessary or convenient in the opinion of Lessee for its operations, provided, however, that such approval shall not be withheld unless such installation, maintenance and operation at the location selected by Lessee shall interfere with the reasonable use of the Airport by other authorized persons;

     15. The right to conduct operations or activities other than those enumerated in Subparagraphs (1) to (14), inclusive, of this paragraph, reasonably related to the landing, taking off, flying, moving, loading, unloading, or servicing of aircraft which are reasonably necessary or convenient to the conduct by it of Air Transportation; provided, however, that all such other operations and activities shall be subject to the approval of the Lessor.

     16. The right to the use, in common with others so authorized, of International Terminal Building 520 and its common facilities, equipment, conveniences and services; provided such use shall be limited to Lessee's inbound international passenger flights requiring federal inspection services; and provided, further, that the exercise of such right by Lessee shall be subject to reasonable rules and regulations of Lessor promulgated in accordance with Article XI hereof and to the payment by Lessee of the fees specified in Article III G. hereof.

B. PREMISES IN AND ADJACENT TO L. C. SMITH TERMINAL (BUILDING 603), JAMES M. DAVEY TERMINAL (BUILDING 601), MICHAEL BERRY INTERNATIONAL TERMINAL (BUILDING 520) AND CONCOURSES A, B, C, D, E, F AND G: From and after the applicable effective dates set forth in Article III.A. entitled RENTAL WITH RESPECT TO PREMISES IN L. C. SMITH TERMINAL (BUILDING 603), JAMES M. DAVEY TERMINAL (BUILDING 601), MICHAEL BERRY INTERNATIONAL TERMINAL (BUILDING
     520) AND CONCOURSES A, B, C, D, E, F AND G, Lessor grants to Lessee the exclusive use of the space identified as Exclusive Areas in Subparagraph (1) of the said
     Article III A, the preferential use of areas identified as Preferential Use in Subparagraph (2) of the said Article III A and the use in common with others so authorized of the Common Areas in Subparagraph (3) of said
     Article III A, in and adjacent to the L. C. Smith Terminal (Building 603), James M. Davey Terminal (Building 601), Michael Berry International Terminal (Building 520) and Concourses A, B, C, D, E. F and G, all such Exclusive Areas, Preferential Areas and Common Areas being shown and delineated on Exhibits 1 through 29 all dated January 1, 1996 and Exhibits 30 and 31 (dated July 1, 1996), attached hereto and made a part hereof.

          Lessee shall have the right to use of all such space in the L. C. Smith Terminal (Building 603), James M. Davey Terminal (Building 601), Michael Berry International Terminal (Building 520) and Concourses A, B, C, D, E, F and G, with respect to which it is granted the exclusive use hereunder, and all space and facilities with respect to which it is granted the non-exclusive use hereunder for any and all purposes in connection with or incidental to its business including, without limiting the generality hereof, the handling, ticketing, billing and manifesting of passengers, baggage, cargo, property and mail, and the installation, maintenance and operation of radio and other communications equipment and facilities and meteorological and navigational equipment and facilities.

          Lessee shall have the right, in common with others so authorized, to use Waste Disposal Buildings 606 and 527 for the purposes of disposal of sanitary waste from Lessee's aircraft.

          The foregoing is without prejudice to the substitute space rights initially granted to Lessee under the said Article IB as previously amended.

C. PUBLIC SPACE IN TERMINAL BUILDINGS: Lessee, its employees, passengers, guests, patrons and invitees, in common with others, shall have the use of all public space in the Terminal Buildings, and all additional public space which may hereafter be made available therein and in any additions thereto including, without limiting the generality hereof, the lobby, passenger lounges, waiting rooms, hallways, restrooms and rooms for other public and passenger convenience.

D. PARKING SPACE: Vehicular parking spaces shall be provided near the Terminal Buildings (adequate in Lessor's judgment, considering the number of vehicles and traffic to be accommodated) for the use of Lessee, its employees, passengers and limousine operators in common with any other scheduled air transportation companies, their employees passengers and limousine operators. Lessor or its concessionaires may make a reasonable charge to passengers for the use of the parking space provided for them, but no charges shall be made for use of such adequate parking spaces as are designated by Lessor for the respective use of Lessee's employees or limousine operators.

E. RIGHT OF INGRESS AND EGRESS: Subject to the reasonable rules and regulations promulgated by Lessor in accordance with Article XI hereof, Lessee shall have the right and privilege over the Airport of ingress to and egress from the premises and facilities described in this Article I for its employees, agents, passengers, guests, patrons and invitees, its or their suppliers of materials and furnishers of service, its or their aircraft, equipment, vehicles, machinery and other property, and, except as herein otherwise specifically provided, no charges, fees or tolls of any nature, direct or indirect, shall be imposed by Lessor upon Lessee, its employees, agents, passengers, guests, patrons and invitees, its or their suppliers of materials and furnishers of service for such right of ingress and egress, or for the privilege of purchasing, selling or using any materials, or services purchased or otherwise obtained by Lessee, or for transporting, loading, unloading or handling persons, property, cargo or mail in connection with Lessee's business or exercising any right or privilege granted by Lessor hereunder. Nothing in this Article I shall limit Lessor's right to impose, collect and use PFCs.

F. FUEL: Lessee shall have the right during the term of this Agreement to lease land in the common fuel storage area as shown in the Airport Master Plan, at a rental rate of not to exceed five cents ($.05) per square foot per year, together with the right to install thereon underground fuel storage tanks, pumps, piping, and appurtenances for the storage of aviation fuel; the location and amount of such land to be determined by written agreement of the parties hereto, a copy of which agreement, if entered into prior to the effective date of this Agreement, will be attached to this Agreement as an exhibit.



                                   ARTICLE II

                                      TERM

     This Agreement shall become effective on the effective date of the Project Development Agreement. Lessee shall have the full authority to use the premises and facilities and to exercise the rights, licenses and privileges set forth in
Article I hereof
for a term beginning on the effective date of the Project Development
Agreement and expiring on the earlier of January 1, 2009 and the effective date of the Second Amended and Restated Airport Agreement.

                                   ARTICLE III

                                RENTALS AND FEES

     Lessee agrees to pay to Lessor for the use of the premises, facilities, rights, licenses, services and privileges granted hereunder, the following rentals, fees and charges (there being no other rentals, fees or charges and no tolls payable by Lessee unless otherwise specifically provided herein), all payable in monthly installments in accordance with Article III H.3. below. In the event that the commencement or termination of the term with respect to any of the particular premises, facilities, rights, licenses, services or privileges as herein provided falls on any date other than the first or last day of a calendar month, the applicable rentals, fees and charges for that month shall be paid for said month pro rata according to the number of days in that month during which the particular premises, facilities, rights, licenses, services or privileges were enjoyed.

A. RENTAL WITH RESPECT TO PREMISES IN L. C. SMITH TERMINAL (BUILDING 603), JAMES M. DAVEY TERMINAL (BUILDING 601), MICHAEL BERRY INTERNATIONAL TERMINAL (BUILDING 520) AND CONCOURSES A, B, C, D, E, F AND G: From and after the effective dates hereinafter set forth, rental of the Premises In And Adjacent To L. C. Smith Terminal (Building 603), James M. Davey Terminal (Building 601), Michael Berry International Terminal (Building
     520) and Concourses A, B, C, D, E, F and G assigned exclusively to Lessee in accordance with Article IB hereof, or designated as Common Areas, shall be at the following rates per square foot per year. Said rental rates shall be subject to adjustment as provided in Paragraph C of this Article III.

          Except as otherwise provided herein, Lessee shall pay a pro rata share of the rental applicable to common areas occupied jointly with other tenants. Rental rates for the Base Premises shall be at the following rates per square foot per year and subject to adjustment as provided in Paragraph C of this Article III.

     A-1  PRIOR AND ADDITIONAL PREMISES - EXCLUSIVE USE

          (a) Ticket Counter and Office Area at Main Level, Building 601, comprising a total area of 1,746 square feet (Exhibit 1 dated 1-1-96): 1,117 square feet occupied as of June 18, 1968 at a current substitute space rental rate of $10.14 per square foot per year and 629 square feet occupied as of September 1, 1975 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $21,572.79.

          (b) Ticket Counter and Office Area at Main Level, Building 601 (Exhibit 1 dated 1-1-96): 1,117 square feet occupied as of October 1, 1987 at a current adjusted rental rate of $.61 per square foot per year, being a total annual rental of $681.37.

          (c) Ticket Counter and Baggage Conveyor at Main Level, Building 601 (Exhibit 1 dated 1-1-96): 1360 square feet occupied as of June 15, 1984 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $22,154.40.

          (d) Additional Ticketing Area at Main Level, Building 601 (Exhibit 1 dated 1-1-96): 101 square feet at no rental rate.

          (e) Ticket Counter and Office Area at Main Level, Building 601 (Exhibit 1 dated 1-1-96): 3,044 square feet occupied as of October 1, 1986 at a current rental rate of $10.14 per square foot per year, being a current annual rental of $30,866.16.

          (f) Additional Ticket Counter and Office Area at Main Level, Building 601 (Exhibit 1 dated 1-1-96): 977 square feet occupied as of October 1, 1987, at a current substitute space rental of $10.14 per square foot per year, being a current annual rental of $9,906.78.

          (g) Baggage Make-Up Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 4,164 square feet occupied as of October 1, 1987 at a current substitute space rental of $10.14 per square foot per year, being a total annual rental rate of $42,222.96.

          (h) Baggage Make-up and Baggage Claim Areas at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 13,463 square feet occupied as of October 1, 1987, at a rental rate of $10.14 per square foot per year, being a total annual rental of $136,514.82.

          (i) Addition to Baggage Make-up and Baggage Claim Areas at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 3,881 square feet occupied as of October 1, 1987, at a rental rate of $16.29 per square foot per year, being a total annual rental of $63,221.49.

          (j) Baggage make-up Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 3,917 square feet occupied as of October 1, 1987, at a current adjusted rental rate of $.61 per square foot per year, being a total annual rental of $2,389.37.

          (k) Baggage Make-up Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 1,044 square feet occupied as of June 3, 1986 at a current adjusted rental rate of $.61 per square foot per year, being a total annual rental of $636.84.

          (l)  Baggage Claim at Apron Level, Building 601 (Exhibit 2 dated 1-1-
               96): 1,190 square feet occupied as of June 3, 1986 at a current adjusted rental rate of $8.763 per square foot per year, being a total annual rental of $10,427.97.

          (m) Baggage Claim Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 631 square feet occupied as of October 1, 1987 at a rental rate of $16.29 per square foot per year, being a total annual rental of $10,278.99.

          (n) Baggage Claim and Baggage Claim Office at Apron Level, Building 601, comprising a total area of 2,962 square feet occupied as of October 1, 1987, (Exhibit 2 dated 1-1-96): 408 square feet at a current substitute space rental of 10.14 per square foot per year; 252 square feet at a current substitute space rental of $14.81 per square foot per year; and 2,302 square feet at a current rental rate of $16.29 per square foot per year, being a total annual rental of $45,368.82.

          (o) Additional Baggage Made-up Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 1,231 square feet occupied as of October 1, 1987, at a rental rate of $10.14 per square foot per year, being a total annual rental of $12,482.34.

          (p) Baggage Service Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 410 square feet occupied as of October 1, 1987 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $725.70.

          (q) Exterior Baggage Conveyor Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 1,370 square feet occupied as of January 1, 1983, at a current rental rate of $1.77 per square foot per year being a total annual rental of $2,424.90.

          (r) Addition to Baggage Claim Area at Apron Level, Building 601 (Exhibit 2 dated 1-1-96): 1121 square feet occupied as of October 1, 1987 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $1,984.17.

          (s) Additional Baggage Make-up Area at Apron Level, Building 601 (Exhibit 3 dated 1-1-96): 27,811 square feet occupied as of October 1, 1987 at a current rental rate of $2.50 per square foot per year, being a total annual rental of $69,527.50.

          (t) VIP Office area at Apron Level, Building 601 (Exhibit 3 dated 1-1-96): 482 square feet occupied as of October 1, 1987 at a current rental rate of $3.38 per square foot per year, being a total annual rental of $1,629.16.

          (u)  Parking Areas at Apron Level, Building 601 (Exhibit 3 dated 1-1-
               96): 26,101 square feet occupied as of October 1, 1987 at a current rental rate of $1.61 per square foot per year, being a total annual rental of $42,022.61.

          (v) Office Area at Mezzanine Level (North Side), Building 601 (Exhibit 4 dated 1-1-96): 1,290 square feet occupied as of October 1, 1987, at a current rental rate of $16.29 per square foot per year, being a total annual rental of $21,014.10.

          (w)  Office Area at Mezzanine Level Building 601 (Exhibit 4 dated 1-1-
               96): 2,267 square feet occupied as of June 16, 1983 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $36,929.43.

          (x) Employee Credit Union Office at Mezzanine Level, Building 601 (Exhibit 4 dated 1-1-96): 1,368 square feet occupied as of April 16, 1983 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $22,284.72.

          (y) Training Room at Mezzanine Level, Building 601 (Exhibit 4 dated 1-1-96): 435 square feet occupied as of February 2, 1984 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $7,086.15.

          (z)  Club Area at Mezzanine Level, Building 601 (Exhibit 4 dated 1-1-
               96): 2,151 square feet occupied as of October 1, 1986 at a current rental rate of $10.14 per square foot per year, being a total annual rental of $21,811.14.

          (aa) World Club at Main Level, Building 601 (Exhibit 5 dated 1-1-96):
               6,240 square feet occupied as of October 1, 1987 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $11,044.80.

          (ab) Additional Exterior Baggage Conveyor Area at Apron Level, Building 601 (Exhibit 6 dated 1-1-96): 8,871 square feet occupied as of October 1, 1987 at a current rental rate of $1.61 per square foot per year, being a total annual rental of $14,282.31.

          (ac) Parking Areas at Apron Level, Building 601 (Exhibit 6 dated 1-1-
               96): 27,734 square feet occupied as of October 1, 1987 at a current rental rate of $1.61 per square foot per year, being a total annual rental of $44,651.74.

          (ad) Parking Areas at Apron Level, Building 601 (Exhibit 6 dated 1-1-
               96): 5,676 square feet occupied as of October 1, 1987 at a current rental rate of $1.61 per square foot per year, being a total annual rental of $9,138.36.

          (ae) Hold Rooms, Main Level, Concourse A Satellite Building (Exhibit 7 dated 1-1-96): 5,028 square feet occupied as of July 5, 1966 at an adjusted rental rate of $.019 per square foot per year, being a total annual total rental of $95.53.

          (af) Main Floor, Concourse A, Satellite Building (Exhibit 7 dated 1-1-
               96): 1,107 square feet occupied as of November 1, 1984 at a current rental rate of $.24 per square foot per year, being a total annual rental of $265.68.

          (ag) Hold Room and Office Area at Main Level Concourse B (Exhibit 8 dated 1-1-96): 1193 square feet occupied as of 4-1-95 at a current rental rate of $16.29 per square foot per year, being a total annual rental rate of $19,433.97.

          (ah) Operations and Storage Area at Apron Level Concourse B (Exhibit 9 dated 1-1-96): 505 square feet occupied as of 4-1-95 at a current rental rate of $16.29 per square foot per year, being a total annual rental rate of $8,226.45.

          (ai) Hold Rooms at Main Level, Concourse C Extension (Exhibit 10 dated 1-1-96): 9639 square feet occupied as of June 1, 1989 at no rental charge (Lessee is paying the debt service on construction costs).

          (aj) Office Room at Main Level, Concourse C Extension (Exhibit 10 dated 1-1-96): 390 square feet occupied as of June 1, 1989 at no rental charge (Lessee is paying the debt service on construction costs).

          (ak) Hold Room and Office Areas at Main Level Concourse C (Exhibit 12 dated 1-1-96): 6,584 square feet occupied as of April 18, 1995 at a current rental rate of $11.75 per square foot per year, being a total annual rental rate of $77,362.00.

          (al) Additional Hold Room Area at Main Level, Concourse C (Exhibit 12 dated 1-1-96): 946 square feet occupied as of April 18, 1995 at a current rental rate of $11.75 per square foot per year, being a total annual rental rate of $11,115.50.

          (am) Additional Special Waiting Room at Main Level Concourse C (Exhibit 12, dated 1-1-96): 394 square feet occupied as of April 18, 1995 at a current rental rate of $16.29 per square foot per year, being a total annual rental rate of $6,418.26.

          (an) Unimproved Area at Apron Level, Concourse C (Exhibit 13 dated 1-1-96): 4,216 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total annual rental of $48,441.84.

          (ao) Additional Operations and Office Area at Apron Level Concourse C (Exhibit 13 dated 1-1-96): 5,194 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total annual rental of $59,679.06.

          (ap) Operation Area Apron Level, Concourse C (Exhibit 13 dated 1-1-
               96): comprising 4,060 total square feet occupied as of 10-1-93 at an adjusted rental rate of $11.19 per square foot per year, being a total annual rental of $45,431.40.

          (aq) Operation Area Apron Level, Concourse C (Exhibit 13 dated 1-1-
               96): 1756 square feet occupied as of August 1, 1996 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $28,605.24.

          (ar) Additional Operations Area at Apron Level Concourse C (Exhibit 13 dated 1-1-96) 1,106 square feet occupied as of July 1, 1995 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $18,016.74.

          (as) Additional Operations Area at Apron Level Concourse C (Exhibit 13 dated 1-1-96): 1,471 square feet occupied as of July 1, 1995 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $23,962.59.

          (at) South World Club at Main Level, Building 603 (Exhibit 14 dated 1-1-96): 9,515 square feet occupied as of July 1, 1995 at a current rental rate of $1.77 per square foot per year, for maintenance and operations costs, being a total annual rental of $16,841.55.

          (au) Hold Areas at Gates 1, 3 and 5, Main Level, Concourse C (Exhibit 16 dated 1-1-96): 4,559 square feet occupied as of July 1, 1995 at a current rental rate of $8.98 per square foot per year, being a total annual rental of $40,939.82.

          (av) Operations and Office Area, Apron Level, Concourse C (Exhibit 17 dated 1-1-96): 2775 square feet occupied as of July 1, 1995 at a current rental rate of $8.98 per square foot per year, being a total annual rental of $24,919.50.

          (aw) Hold Areas at Main Level Concourse C (Exhibit 16 dated 1-1-96):
               7,681 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total annual rental of $88,254.69.

          (ax) Additional Hold Area at Main Level Concourse C (Exhibit 16 dated 1-1-96): 1,860 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total rental of $21,371.40.

          (ay) Hold room at Main Level Concourse C (Exhibit 16 dated 1-1-96):
               1,576 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total annual rental of $18,108.24.

          (az) Additional Hold Area at Main Level Concourse C (Exhibit 16 dated 1-1-96): 1,095 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total annual rental of $12,581.55.

          (ba) Operations and Office Area at Apron Level Concourse C (Exhibit 17 dated 1-1-96): 11,924 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total annual rental of $137,006.76.

          (bb) Unimproved Operations Area at Apron Level Concourse C (Exhibit 17 dated 1-1-96): 2,426 square feet occupied as of July 1, 1995 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $39,519.54.

          (bc) Additional Operations and Office Area at Apron Level, Concourse C (Exhibit 17 dated 1-1-96): 5,240 square feet occupied as of July 1, 1995 at a current rental rate of $11.49 per square foot per year, being a total annual rental of $60,207.60.

          (bd) Breakroom, Apron Level, Concourse C (Exhibit 17 dated 1-1-96):
               285 square feet occupied as of July 1, 1995 at a current rental rate of $16.29 per square foot per year, being a total annual rental rate of $4,642.65.

          (be) Hold Areas and Office Area at Main Level, Concourse D (Exhibit 18 dated 1-1-96): 6,220 square feet occupied as of April 17, 1985 at a current rental rate of $10.44 per square foot per year, being a total annual rental of $63,070.80.

          (bf) Passenger Hold Room at Main Level, Concourse D (Exhibit 18 dated 1-1-96): 3,653 square feet occupied as of April 1, 1976 and May 1, 1981 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $59,507.37.

          (bg) Operations, Office, Commissary Areas at Apron Level, Concourse D (Exhibit 19 dated 1-1-96): 10,070 square feet occupied as of April 17, 1985 at a current adjusted rental rate of $1.4764 per square foot per year, being a total annual rental of $14,867.35.

          (bh) Additional Gates and Hold Rooms at Main Level, Concourse D (Exhibit 18 dated 1-1-96): 8,016 square feet, occupied as of May 1, 1988 the rent credit offsetting the rental charge.

          (bi) Additional Operations Area at Apron Level, Concourse D (Exhibit 19 dated 1-1-96): 9,896 square feet, occupied as of August 1, 1985 the rent credit offsetting the rental charge.

          (bj) Operations, Storage and Stairwell Area at Apron Level, Concourse D (Exhibit 19 dated 1-1-96): 1,226 square feet occupied as of April 1, 1976 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $19,971.54.

          (bk) Additional Space at Apron Level, Concourse D (Exhibit 19 dated 1-1-96): 1,140 square feet occupied as of April 17, 1985 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $18,570.60.

          (bl) Enclosed Space at Apron Level, Concourse D (Exhibit 19 dated 1-1-
               96): 640 square feet occupied as of April 1, 1985 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $1,132.80.

          (bm) Hold Room and Office Areas at Main Level, Concourse E (Exhibit 20 dated 1-1-96): 12,246 square feet occupied as of April 1, 1976 at a current rental rate of $16.29 per square foot per year, being a current annual rental of $199,487.34.

          (bn) Additional Hold Room and Office Area at Main Level Concourse E (Exhibit 20 dated 1-1-96): 5,455 square feet occupied as of October 29, 1984 at a current adjusted rental rate of $0.9505 per square foot per year being a total annual rental of $5,184.98 effective January 1, 1986.

          (bo) Operations Areas at Apron Level, Concourse E, comprising a total of 9,213 square feet occupied as of April 1, 1976 (Exhibit 21 dated 1-1-96): 6,842 square feet at a current substitute space rental of $10.14 per square foot per year; 1,445 square feet at a substitute space rental rate of $14.81 per square foot per year; 97 square feet at a current rental rate of $16.29 per square foot per year; and 829 square feet at a current rental rate of $16.29 per square foot per year, being a total annual rental of $105,862.87.

          (bp) Additional Flight Crew Lounge at Apron Level, Concourse E (Exhibit 21 dated 1-1-96): 1,065 square feet occupied as of August 1, 1978 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $l7,348.85.

          (bq) Flight Crew Lounge at Apron Level, Concourse E (Exhibit 21 dated 1-1-96): 704 square feet occupied as of September 1, 1977 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $11,468.16.

          (br) Additional Operations Areas at Apron Level, Concourse E (Exhibit 21 dated 1-1-96): 5,758 square feet occupied as of October 29, 1984 at a current adjusted rental rate of $0.61 per square foot per year, being a total annual rental of $3,512.38.

          (bs) Rest Rooms and Computer Service Room at Apron Level, Concourse E (Exhibit 21 dated 1-1-96): 784 square feet occupied as of October 29, 1984 at a current adjusted rental rate of $4.6380 per square foot per year, being a total annual rental per year of $3,636.19.

          (bt) Additional Operations Areas at Apron Level, Concourse E (Exhibit 21 dated 1-1-96): 5,775 square feet occupied as of November 1, 1984 at a current adjusted rental rate of $.61 per square foot per year, being a total annual rental of $3,522.75.

          (bu) Tower on North Side of Concourse E (Exhibit 20 dated 1-1-96):
               1,589 square feet, occupied as of August 1, 1985 the rent credit offsetting the rental charge; 1,730 square feet occupied as of December 1, 1990, the rent credit offsetting the rental charge.

          (bv) Additional Unimproved Ramp Space Adjacent to Concourse E (Exhibit 21 dated 1-1-96): 1,006 square feet occupied as of October

               29, 1984 at a current adjusted rental rate of $.0.61 per square foot per year, being an annual rental of $613.66.

          (bw) Unimproved Ramp Space Adjacent to Concourse E (Exhibit 21 dated 1-1-96): 1,140 square feet occupied as of September 1, 1977 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $2,017.80.

          (bx) Hold Room and Office Area at Main Level, Concourse F (Exhibit 22 dated 1-1-96): 6,270 square feet occupied as of June 3, 1986 at a current adjusted rental rate of $.9484 per square foot per year, being a current annual rental of $5,946.47.

          (by) Hold Rooms, Office Areas and Lounge at Main Level, Concourse F (Exhibit 22 dated 1-1-96): 10,795 square feet occupied as of October 1, 1986 at a current rental rate of $10.14 per square foot per year, being a total annual rental of $109,461.30.

          (bz) Addition to Hold Rooms Concourse F, at Main Level (Exhibit 22 dated 1-1-96): 1,395 square feet occupied as of October 1, 1986 at a current rental of $16.29 per square foot per year, being a total annual rental of $22,724.55.

          (ca) Addition to Hold Rooms at Concourse F at Main Level (Exhibit 22 dated 1-1-96): 1,778 square feet occupied as of October 1, 1986 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $28,963.62.

          (cb) Offices, Class Rooms, Stairways and Pilots Lounge at Apron Level, Concourse F (Exhibit 23 dated 1-1-96): 10,016 square feet occupied as of October 1, 1986 at a current rental rate of $10.14 per square foot per year, being an annual rental of $101,562.24.

          (cc) Addition to Room No. 102 at Apron Level, Concourse F (Exhibit 23 dated 1-1-96): 275 square feet occupied as of October 1, 1986 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $4,479.75.

          (cd) Option Area at Apron Level, Concourse F (Exhibit 23 dated 1-1-
               96): 13,740 square feet occupied as of October 1, 1986, at a current rental rate of $1.61 per square foot per year, being a total annual rental of $22,121.40.

          (ce) Electrical Room Pneumatic Tube Equipment Space at Tunnel Level, Concourse F (Exhibit 24 dated 1-1-96): 1,014 square feet occupied as of October 1, 1986 at a current rental rate of $10.14 per square foot per year, being a total annual rental of $10,281.96.

          (cf) Operations Area at Apron Level, Concourse F, comprising a total area of 5,942 square feet occupied as of June 3, 1986 (Exhibit 23 dated 1-1-96): 4,290 square feet at a current rental rate of $10.14 per square foot per year and 1,652 square feet at a current rental rate of $16.29 per square foot per year, being a total annual rental of $70,411.68.

          (cg) Additional Unimproved Area at Apron Level, Concourse F (Exhibit 23 dated 1-1-96): 1,006 square feet occupied as of June 3, 1986 at a current rental rate of $1.61 per square foot per year being a total annual rental of $1,619.66.

          (ch) Unimproved Area at Apron Level, Concourse F (Exhibit 23 dated 1-1-96): 1,101 square feet occupied as of June 3, 1986 at a current rental rate of $1.61 per square foot per year, being a total annual rental of $l,772.61.

          (ci) New Holdroom Area at Main Level, Concourse F (Exhibit 22 dated 1-1-96): 739 square feet occupied as of June 1, 1989 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $12,038.31.

          (cj) Additional Holdroom Area at Main Level, Concourse F (Exhibit 22 dated 1-1-96): 1,534 square feet occupied as of June 1, 1989 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $24,988.86.

          (ck) World Club at Main Level, Central Services Building (Exhibit 26 dated 1-1-96): 2,335 square feet occupied as of June 1, 1985 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $38,037.15.

          (cl) Parking and Storage at Apron Level, Central Services Building (Exhibit 27 dated 1-1-96) 4,845 square feet occupied as of October 1, 1987 at a current rental rate of $1.61 per square foot per year being a total annual rental rate of $7,800.45.

          (cm) Office at Apron Level, Building 520 (Exhibit 28 dated 1-1-96):
               488 square feet occupied as of July 1, 1995 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $7,949.52.

          (cn) Baggage Re-check Area at Apron Level, Building 520 (Exhibit 28 dated 1-1-96): 1525 square feet occupied as of August 1, 1994 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $24,842.25.

          (co) Breakroom Area in Center Pod at Apron Level, Building 520 (Exhibit 28 dated 1-1-96): 921 square feet occupied as of August 1, 1996 at a current rental rate of $16.29 per square foot per year, being a total annual rental of $15,003.09.

          (cp) Office space and hallway mezzanine level Building 520 (Exhibit 29 dated 1-1-96): 800 square feet occupied as of June 1, 1996 at a current annual rental rate of $16.29 per square foot per year, being a total annual rental of $13,032.00.

          (cq) Bus Stop Lobby at Main Level, Building 603 (Exhibit 30 dated 7-1-
               96): 5,433 square feet occupied as of July 1, 1996 at no rental charge.

          (cr) Bus Stop at Apron Level, Building 603 (Exhibit 31 dated 7-1-96):
               8,150 square feet occupied as of July 1, 1996 at a current rental rate of $1.77 per square foot per year, being a total annual rental rate of $14,425.50.

          (cs) Bus Stop Roadway at Apron Level, Building 603 (Exhibit 31 dated 7-1-96): 9,100 square feet occupied as of July 1, 1996 at a current rental rate of $0.375 per square foot per year being a total annual rental rate of $3,412.50.

     A-2  PREFERENTIAL USE PREMISES

     (a) Concourse G (Exhibit 25, dated 1-1-96): 54,588 square feet occupied as of April 1, 1995, at no rental charge (Lessee is paying debt service on construction costs). Concourse G is preferential use space which may be made available by Lessor to other air carriers when and if Lessee's and/or Mesaba's use of the facility is less than 75 flights per day. The lease of this space shall terminate on the date of beneficial occupancy of the Midfield Terminal.

     (b)  Baggage Hold Area (Tugs) at Concourse G (Exhibit 25, dated 1-1-96):
          43,890 square feet occupied as of April 1, 1995, at a current rental rate of $0.375 per square foot per year being a total annual rental rate of $16,458.75.

     A-3  PRIOR PREMISES - COMMON USE

          Republic Airlines, Inc. after acquiring the interest of Eastern Air Lines, Inc. in certain space in the L. C. Smith Terminal, transferred said interest to U.S. Air, Inc. Lessee has taken over all space formerly leased to U.S. Air, Inc. in the James M. Davey Terminal. Lessee has agreed to pay for all charges for U.S. Air, Inc.'s Common Use Baggage related areas that exceed eighteen thousand four hundred sixty nine dollars and eight cents ($18,469.08) per year, the amount that U.S. Air, Inc. was paying for similar space in the James M. Davey Terminal prior to its relocation. This amount shall be subject to adjustment as provided in Paragraph C of this Article III.

     A-4  BASE PREMISES - EXCLUSIVE AND PUBLIC USE

          (a) Ticket Counter and Public Area at Main Level, Building 603 (Exhibit 14 dated 1-1-96): 4,530 square feet occupied as of June 3, 1986 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $8,018.10.

          (b) Baggage Make-up and Conveyor at Apron Level (North Side) Building 603 (Exhibit 15 dated 1-1-96): 5,749 square feet occupied as of June 3,1986 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $10,175.73.



          (c) Operations Area at Apron Level, Concourse C (Exhibit 17 dated 6-1-89): 5,240 square feet occupied as of June 3, 1986 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $9,274.80.

          (d) Additional Operations Area at Apron Level, Concourse C (Exhibit 12 dated 1-1-96): 1,740 square feet occupied as of June 3, 1986 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $3,079.80.

          (e) Operations Areas at Apron Level, Concourse F (Exhibit 23 dated 1-1-96): 5,942 square feet occupied as of August 1, 1985 at a rental rate of $1.77 per square foot per year, being a current annual rental of $10,517.34.

          (f) Covered Area at Apron Level, Concourse C Extension (Exhibit 11 dated 1-1-96): 22,720 square feet occupied as of June 1, 1989 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $40,214.40.

          (g) Walkway at Main Level, Concourse C Extension (Exhibit 10 dated 1-1-96): 2,011 square feet, occupied as of June 1, 1989 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $3,559.47.

          (h) Operations Areas at Apron Level, Concourse D (Exhibit 19 dated 1-1-96): 10,040 square feet occupied as of August 1, 1985 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $17,770.80

          (i) Unimproved Space at Apron Level, Concourse D (Exhibit 19 dated 1-1-96): 529 square feet occupied as of April 1, 1976 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $936.33.

          (j) Unenclosed Undercover Area at Apron Level, Concourse D (Exhibit 19 dated 1-1-96): 1,704 square feet occupied as of April 1, 1985 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $3,016.08.

          (k)  Tower Area at Lower Level, Concourse E (Exhibit 21 dated 1-1-96):
               720 square feet occupied as of August 1, 1985 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $1,274.40.

          (l)  Addition at Tower Area and Concourse E (Exhibit 21 dated 1-1-96):
               865 square feet occupied as of 12-1-90 at a current rental rate of

               $1.77 per square foot per year, being a total annual rental of $1,531.05.

          (m) Operations Area at Apron Level, Concourse C Extension (Exhibit 11 dated 1-1-96): 6,687 square feet occupied as of June 1, 1989 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $11,835.99.

          (n) Concourse G (Exhibit 25 dated 1-1-96): 54,588 square feet occupied as of 4-1-95 at a current rental rate of $1.77 per square foot per year, being a total annual rental of $96,620.76.

          (o)  Bus Stop at Main Level, Building 603 (Exhibit 30 dated 7-1-96):
               5,433 square feet occupied July 1, 1996 at a current rental rate of $1.77 per square foot per year, being a current annual rental of $9,616.41.

          Effective December 1, 1986 Lessee shall pay an annual debt service charge of $753,317.26, which includes 25% coverage, for the United Airlines relocation project which shall be billed on a monthly basis of $62,776.44 in advance each month.

          Effective November 18, 1988 Lessee shall pay an annual debt service charge of $19,507.27, which includes 25% coverage, for the Concourse "G" elevator project which shall be billed on a monthly basis of $1,625.61 in advance each month.

          Effective June 1, 1989, Lessee will pay an annual debt service charge of $412,648.00, which includes 25% coverage, for the extension to Concourse "C"
     project which shall be billed on a monthly basis of $34,387.33 in advance each month.

          Effective April 1, 1995 Lessee will pay an annual debt service charge of $1,958,194.00, which includes 25% coverage, for the new Concourse "G" and related projects which shall be billed on a monthly basis of $163,182.83 in advance each month.

     Lessee will pay the above annual debt service on that portion of the 1986 and 1990 General Airport Revenue Bonds even though the term of such debt service obligation extends beyond the term of the lease of such temporary facilities. The foregoing notwithstanding, the parties acknowledge that (a) the aforesaid amounts represent annual debt service charges in effect on the execution date of this Agreement and include amounts for 25% coverage, and (b) such amounts will be adjusted if and when coverage requirements change and/or the bonds to which such debt service charges relate are refinanced or refunded.

     If, as a result of construction by the Lessor of a north-south roadway and midfield expansion program on the Airport, any space on Concourse A leased to Lessee shall be rendered unusable, Lessee covenants and agrees to relocate all of its operations at the Airport to comparable space at the L.C. Smith Terminal or the Davey Terminal if space is not available in the L.C. Smith Terminal. In any event Lessee shall vacate the leasehold space on Concourse A when the roadway construction commences at the Concourse A location.

     Further, if as a result of construction by Lessor of a north-south roadway on the Airport, any gates at Concourse A leased to USAir as a result of the assignment and the consequent amendment to the USAir Lease are rendered unusable, USAir has covenanted and agreed to relocate all its operations at the Airport to its existing gates on Concourse B. In the event that, and for so long as, the USAir gates on Concourse B are not available or cannot accommodate USAir's gate use requirements during such period and in the event that, and for so long as, no other gates at the Airport are reasonably available to USAir, Lessee will make necessary and reasonable arrangements to accommodate USAir at gates which it has under lease with Lessor so long as USAir agrees to reasonably cooperate with Lessee in the use of such gates.

     Rentals for space vacated by Lessee on Concourse A will terminate upon the date the space is vacated. Lessee shall not be responsible for lost Airport revenues or Airport expenses due to the relocation. Lessor shall be responsible for any and all reasonable out-of-pocket direct relocation costs incurred by Lessee as a result of the relocation.

B.   ACTIVITY FEES AND CAPITAL EXPENDITURES:

     1. ACTIVITY FEES: All rentals, fees and charges for the use of the premises, facilities, rights, licenses, services and privileges granted hereunder, except those for which rentals, fees or charges are otherwise specifically provided herein, shall be combined in and represented by an "Activity Fee" calculated for each Fiscal Year, and which shall be an amount equal to the product of the number of thousand pounds of Approved Maximum Landing Weight of aircraft landed at the Airport in such Fiscal Year, multiplied by the Activity Fee rate for such Fiscal Year. The Activity Fee rate for any Fiscal Year shall be the quotient arrived at by dividing:

          (a)  the Revenue Requirement, as below defined, for such Fiscal Year,

               by

          (b) the aggregate amount of Approved Maximum Landing Weight of aircraft, in units of one thousand pounds, of all Signatory Airlines, for such Fiscal Year.

          The "Revenue Requirement" for any Fiscal Year as used herein shall mean that amount of revenue required to produce total net Airport revenue equal to the following amount:

          (1) direct and indirect expenses of airport maintenance, operation and administration for such fiscal year; plus

          (2) (a) one hundred twenty-five percent (125%) of the amount of principal and interest due (net of any capitalized interest) for such Fiscal Year on all then outstanding Airport Revenue Bonds, less (b) any amounts on deposit in the Revenue Fund at the beginning of such Fiscal Year representing so-called "coverage" funds collected for so-called "rolling coverage" pursuant to any bond ordinance under which Bonds were issued that requires such rolling coverage; plus

          (3) deposits into the Bond Reserve Account, the Operation and Maintenance Reserve Fund and the Renewal and Replacement Fund required for such fiscal year pursuant to the provisions of the Bond Ordinance; plus

          (4) commencing in Fiscal Year 2001, an amount equal to $5 million (which amount shall be escalated each Fiscal Year beginning in

               Fiscal Year 2002 to reflect percentage increases in the Producer Price Index during the most recently ended 12-month period for which such index is available) minus the amount, if any, deposited for such Fiscal Year into the ACE Account; plus

          (5) commencing in the Fiscal Year in which no Airport Revenue Bonds are subject to Paid-in Coverage (as defined below), $350,000; minus

          (6) all other Airport revenues (including Exclusive Area and Common Area rentals and all concession and parking revenues) received [or receivable if the Lessor is on an accrual accounting basis] during such Fiscal Year (excepting Special Facility Bond Revenues).

          The unit thus arrived at shall be the Activity Fee rate per thousand pounds of Approved Maximum Landing Weight payable by Lessee to Lessor for such of Lessee's aircraft, or aircraft of its subsidiary, as have landed at the Airport during the Fiscal Year for which such calculation is made.

          The Activity Fee as herein established shall not be subject to further adjustment except by agreement of the parties hereto or as provided in
     Article III F.

     2.   LESSOR COVENANTS; CAPITAL EXPENDITURES:

     (a)  Lessor covenants:

               (i) that it will provide efficient management and operation of the Airport on the basis of sound business principles and that it will not incur expense for Airport operation, maintenance and administration in excess of the amounts reasonably and necessarily required therefor.

               (ii) that it shall operate the Airport in a manner so as to produce revenues from concessionaires, tenants, and users of a nature and amount which would be produced by a reasonably prudent operator of an airport.

               (iii) That it will comply in all respects with the revenue retention requirement in Section 511(a)(12) of the Airport and Airway Improvement Act of 1982, as amended, now codified at 49 U.S.C. Section 47107(b). Commencing in Fiscal Year 1997, Lessor may include in O&M Expenses for each Fiscal Year administrative charges not in excess of $5 million, provided that the foregoing cap amount shall be escalated each Fiscal Year, commencing in Fiscal Year 1998, by multiplying the prior year's cap amount by a factor of one (1) plus the percentage increase, if any, in the index of average hourly earnings for production workers for manufacturing industries in the United States, as published by the United States Department of Labor, Bureau of Labor Statistics (or if this index is discontinued or otherwise becomes unavailable to the public, the most nearly comparable index of such average hourly earnings published by a recognized financial institution, financial publication or university) during the most recently ended 12-month period for which such index is available. The annual administrative charges of $5 million shall pay for all services provided directly or indirectly by any department, division or agency of Lessor other than the Airport, or Central Communications to the extent operated by the Airport, in the nature of administration and legislative oversight, finance, budget, accounting, legal, payroll, purchasing, personnel, information processing, imaging, planning and development.

          Administrative charges shall not include (A) optional contracted services by the Airport, such as landscaping, mowing, engineering (design, construction, inspection and project management) and mechanical, electrical and plumbing trade services to be performed on Airport property, or (B) the payroll and fringe benefit costs for the employee positions described in Exhibit B; provided that any increase in such costs or the number of such positions above those shown on Exhibit B must be approved by a majority in number of the Signatory Airlines.

               (iv) That it will utilize competitive bidding procedures for the award of all maintenance and operation contracts and construction contracts for the Airport.

               (v) That all senior appointed Airport officials shall have professional qualifications commensurate with the responsibilities of the jobs to be performed by such officials.

               (vi) That it will take all necessary actions to assure that the personnel of Lessor, whose wages and benefits are included in O&M Expenses, are actually performing work for the Airport as represented by such inclusion.

               (vii) That it will operate Willow Run Airport only as a reliever airport for the Airport with no scheduled air carrier or public charter passenger service.

          Lessor and Lessee recognize that payment of the Activity Fee, as herein provided, together with other funds, will result in an annual surplus, because, among other things Ordinance 319 currently requires the collection by Lessor of rates and charges necessary to produce in each Fiscal Year revenues that include 125% of the principal and interest due in such year on Airport Revenue Bonds (exclusive of capitalized interest thereon) (the excess 25% required to be collected is herein referred to as "Paid-in Coverage"). Lessor covenants to utilize such surplus only for the retirement of Airport Revenue Bonds or as follows:

          (1) Fifty percent (50%) of the amount attributable to the Paid-in Coverage, if any, on the Airport Revenue Bonds shall be deposited into the Airline Equity Account and allocated among the Airline Equity Subaccounts in accordance with the respective landed weights of each Signatory Airline for the applicable period;

          (2) Three Hundred Fifty Thousand Dollars ($350,000) shall be deposited annually into the County Discretionary Fund;

          (3) Fifty percent (50%) of the amount attributable to the Paid-in Coverage, if any, on the Airport Revenue Bonds (less $350,000 annually) shall be deposited into the ACE Account;

          (4) Deposits shall be made into the Subordinate Bond Reserve Account, the Operation and Maintenance Reserve Fund and the Renewal and Replacement Fund pursuant to the provisions of the Ordinance 319, and into any other funds for similar purposes established pursuant to other ordinances under which Bonds are issued;

          (5) Amounts includible each Fiscal Year in the Revenue Requirement pursuant to item (4) of the definition thereof in Article III
               B.1. shall be deposited into the Airport Development Fund, to be established and held by Lessor for the purposes described in Article III B.2.(c)(4) below; and

     (b) Lessor may issue Bonds to finance the costs (including all reasonable costs incidental to the issuance and sale of such bonds) of capital projects and may include the debt service (including, among other things, coverage requirements) on such Bonds in Lessee's fees hereunder only after first receiving approval of a Weighted Majority.

          Lessor may assign, in accordance with the Bond Ordinance and the terms of this Agreement, certain of its interests in and pledge certain revenues and receipts of the Airport as security for payment of the principal of, premium, if any, and interest on Bonds. Except as set forth in the preceding sentence and except for residential property acquired by the Airport pursuant to the Airport's noise mitigation program, Lessor shall not pledge, sell, convey, mortgage, encumber, assign or otherwise transfer the Airport or any portion thereof during the term of this Agreement.

     (c) The following limitations shall apply to expenditures from the below-described funds and accounts:

          (1)  EXPENDITURES TO BE MADE FROM THE COUNTY DISCRETIONARY FUND.

          Lessor may make expenditures from the County Discretionary Fund without approval by the air carriers for any lawful Airport-system purpose, except that expenditures for Willow Run Airport shall only be made if Lessor is in compliance with its covenant in Article III B.2.(a)(vii).

          (2)  CAPITAL EXPENDITURES TO BE MADE FROM THE ACE ACCOUNT.

          If Lessor proposes to make a capital expenditure from the ACE Account it shall be subject to the approval of the air carriers if such capital expenditure is greater than Fifty Thousand dollars ($50,000). Such approval shall be deemed given unless within thirty (30) days after receipt of Lessor's proposal to make such expenditure Lessor is notified by a Majority-in-Interest of the air carriers, as hereinafter defined, that such expenditure is disapproved, such notification to contain specific reasons and grounds therefor.

          (3)  EXPENDITURES TO BE MADE FROM THE AIRLINE EQUITY SUBACCOUNTS.

          Each Signatory Airline may choose to use any amounts deposited into its Airline Equity Subaccount for any of the following purposes:

               (i)  as a direct credit against Activity Fees payable by it;

               (ii) for capital expenditures at the Airport; or

               (iii) to service Special Facility Revenue Bond debt for capital improvements at the Airport.

          (4)  EXPENDITURES TO BE MADE FROM AIRPORT DEVELOPMENT FUND.

          Lessor may make capital expenditures from the Airport Development Fund without approval by the air carriers for any lawful Airport-system related purpose, provided that Lessor shall not pledge the Airport Development Fund as security for any Bond or other debt of Lessor without approval of a Majority-in-Interest of the air carriers; and provided, further, that capital expenditures for Willow Run Airport shall only be made if Lessor is in compliance with its covenant in
          Article III B.2.(a)(vii).

     (d) In order to permit Lessor to issue Bonds in compliance with applicable securities laws, Lessee agrees that upon the request of Lessor, Lessee shall provide to Lessor such information with respect to Lessee as Lessor deems reasonably necessary in order for Lessor to issue Bonds in compliance with the requirements of rule 15c-2(12) of the Securities and Exchange Commission.

C. ADJUSTMENT OF RENTAL FEES: For the purposes of this Agreement, and in order to compute any adjustment of rentals or fees due after the effective date hereof, the five-year period ending August 31, 1998, shall be regarded as the "first five-year period".

          The Rental Fees shall be subject to adjustment effective September 1, 1998, and on September 1 of each successive five year period thereafter as follows:

          In fixing the Rental Fees for the second five-year period, if the average hourly earnings for production workers for manufacturing industries in the United States, as published by the Bureau of Labor Statistics of the United States Department of Labor (or if this index is no longer published, then the most nearly comparable published index of such average hourly earnings) on the first day of the month in which the second five-year period commences is greater than or less than such average hourly wage rate as published by the said Bureau of Statistics on September 1, 1993, then the percentage of increase over or decrease under the average hourly wage rate so published on the first day of September, 1993, shall be determined, and the Rental Fees adjusted by increasing or decreasing the same, as the case may be, by the percentage so determined, and such adjusted Rental Fees shall apply during the said second five-year period, provided only that no such adjustment shall increase or decrease such Rental Fees more than ten percent (10%) for the second five-year period compared with the Rental Fees applicable during the first five-year period.

          Each subsequent five-year adjustment at the beginning of each succeeding five-year period shall be computed in the same manner (and shall be subject to the same ten percent (10%) limitation of adjustment) except that the average hourly wage rates used upon such subsequent adjustments shall be those so published on the first day of the month in which such current five-year period commenced and first day of the month in which the next ensuing five-year period commences, which adjustments shall be based upon and applied to the Rental Fees for the preceding five year period.

D. CHARGES FOR ELECTRICAL CURRENT: Lessee shall pay to Lessor for Lessee's use and occupancy of Exclusive Areas and Common Areas under this agreement, a charge for electrical current furnished by Lessor to each such area, said charge to be computed as follows:

          (1) In metered areas at a rate not exceeding that which Lessee would have to pay if it established the same demand and took the same quantity directly from the public utility supplying electrical current to the Airport, and

          (2) In unmetered areas at a rate per square foot of occupied space as established by an electrical consultant appointed by Lessor. In the event the parties hereto shall be unable to agree on the aforementioned charges, the controversy shall be subject to arbitration in the manner provided in Article XVII of this Agreement.

          (3) In Common Areas the electrical current charge shall be shared with the other common users, 20% equally and 80% to be allocated on the basis of enplaned passengers.

E. CHARGES FOR WATER AND SEWERAGE FACILITIES: Lessor shall charge Lessee for water and sewerage facilities supplied Lessee's Exclusive Areas and the amount of such charge shall be subject to future agreement of the parties hereto. In the event the parties hereto shall be unable to agree on such amount, the controversy shall be subject to arbitration in the manner provided in Article XVII of this Agreement.

F.   CONTINUING RENTAL OBLIGATION

     1. Should any scheduled air carrier, including Lessee, having an agreement with Lessor substantially similar to the Basic Agreement or this Agreement, terminate its operations at the Airport by reason of the loss of its operating authority to serve the Detroit Metropolitan Area and exercise the right of cancellation provided for in such case in Article XV of the Basic Agreement or this Agreement, its continued obligation to pay to Lessor charges thereafter due under the Basic Agreement or this Agreement, including space rentals and Activity Fees, shall, subject to the provisions of the paragraph next following, thereupon terminate. Payment of Rentals and Activity Fees thereafter required shall be the responsibility of such of the other aforesaid scheduled air carriers which continue to provide air transportation service to the Detroit Metropolitan Area.

               Should (a) all such aforesaid air carriers lose their operating authority to serve the Detroit Metropolitan Area, or (b) should Lessor fail to maintain the necessary certifications required to permit scheduled air carrier operations at the Airport, and ALL of such air carriers exercise the right of cancellation provided for in either event in said Article XV, the obligation to pay such aforesaid charges shall terminate subject, however, to the following condition. Upon such termination all such aforesaid carriers then operating at the Airport (including Lessee if such be the case) shall be obligated, to the extent hereinafter required, to pay annually, or in such installments as Lessor may require, an amount not in excess of three hundred percent (300%) of their respective annual rentals (calculated in the manner set forth in paragraph 2 below) payable at that time for terminal building space at the Airport (whether leased under the Basic Agreement, this Agreement or otherwise) for the purpose of providing funds to be applied to debt service (exclusive of any additional coverage) on the then outstanding issues of Bonds. Payments required of such carriers shall be assessed against each of them in a uniform manner per square foot leased and shall be diminished pro rata to the extent that Airport revenues or capital funds are realized from other sources and are available for application to the debt service on the said bonds as provided for in Subparagraph 3 below.

     2. For the purpose of calculating payments which such carriers may be obligated to make, Lessor shall first determine the average annual rental rate per square foot paid for such terminal building space by all such carriers by dividing their total annual rentals for such space by the total square footage of the space. The square footage leased by each carrier shall then be multiplied by such average rate in order to obtain an annual rental of each such carrier for the purpose of establishing the three hundred percent (300%) maximum annual limitation.

     3. In the event Lessor fails to maintain the necessary certifications required to permit scheduled air carrier operations at the Airport and thereafter operates the Airport for other purposes, any revenues earned as a result shall, after providing for necessary operating and maintenance expenses, be first applied each year to such debt service requirements before requiring payments by the carriers pursuant to paragraph (1) above. In the foregoing circumstances and as long as any of the aforesaid Bonds are outstanding, Lessor shall use its best efforts to operate or lease the Airport properties so as to produce sufficient revenues to satisfy the requirements of the aforesaid Bonds. If under such circumstances the Airport properties or portion thereof are sold by Lessor, the proceeds of such sale(s) shall first be used (or set aside) and be applied to current and future debt service requirements or to retire the aforesaid Bonds before requiring payments by the carriers pursuant to subparagraph 1 above.

G.   FACILITIES USE FEES - INTERNATIONAL TERMINAL BLDG. #520:

          For each use by Lessee of International Terminal Building 520, Lessee shall pay to Lessor a facilities use fee in accordance with the then current fee schedule adopted and promulgated by Lessor. The amount of such facilities use fee shall be computed by Lessor in accordance with criteria established by the Detroit Airline Airport Affairs Committee, formerly known as the Detroit Airline Properties Committee, and approved by Lessor.

          Lessor covenants to use its best efforts to charge users of revenue producing improvements constructed with the proceeds of the above-described bonds an adequate and sufficient amount of rental and/or other charges to make such improvements self-sustaining and to cover a pro rata share of debt service, maintenance and operation and other such improvement expenses, it being the intent of the parties hereto to provide that those who benefit from the use of such improvements should bear the cost thereof to the extent possible.

          Lessor agrees to establish and maintain a schedule of rates and charges for all users of the Airport other than Lessee, except where precluded by contracts in effect on the date hereof, whereby the Activity Fee Schedule shall be at least equal for equivalent landed weight to those fees payable by Lessee hereunder. Lessor also pledges its best efforts to attempt to secure the maximum amounts of grants-in-aid available under any federal, state or local program.

H.   PAYMENT OF RENTALS AND ACTIVITY FEES

     1.   INFORMATION ON LESSEE OPERATIONS:

          (a) Not earlier than 120 days nor later than 90 days prior to the last day of each Fiscal Year, Lessee shall furnish Lessor with an estimate for the next ensuing Fiscal Year of (i) the total Approved Maximum Landing Weight of all aircraft to be landed at the Airport by Lessee, (ii) the total number of enplaned domestic and international passengers and deplaned domestic and international passengers of Lessee, and (iii) the total number of arriving and departing domestic and international flights of Lessee.

          (b) Lessee shall, no later than the 20th day of each calendar month, transmit to Lessor a report, certified by Lessee, setting forth (i) the actual number of Lessee's enplaned passengers and deplaned passengers for the preceding calendar month, (ii) the actual aggregate Approved Maximum Landing Weight for all aircraft operated by Lessee and landed at the Airport during the preceding calendar month, and
          (iii) the actual number of Lessee's arriving and departing domestic and international flights for the preceding month.

     2. PROJECTION OF RENTALS AND ACTIVITY FEES: Not later than 60 days prior to the end of each Fiscal Year, Lessor shall furnish Lessee with a projection for the next ensuing Fiscal Year (the "Projection") of the rentals to be paid hereunder, and the Activity Fee rate per thousand pounds of Approved Maximum Landing Weight. Such Projection will include Lessor's proposed Airport budget, and shall set forth a calculation of the Activity Fee (including all sources of revenue and all expenses) for the next ensuing Fiscal Year, together with other information relevant thereto reasonably requested by Lessee. Lessor shall give due consideration to any suggestions and comments made by Lessee with respect to the Projection. The Projection, as revised by Lessor after considering Lessee's suggestions and comments, shall be the basis for computing Lessee's rentals and Activity Fees for the next ensuing Fiscal Year unless and until otherwise revised pursuant to paragraph 4 below.

     3.   PAYMENT OF RENTALS AND ACTIVITY FEES:

          (a) Lessor shall, following the end of each calendar month, transmit to Lessee a statement of the rentals, fees and charges, other than the Activity Fees, incurred by Lessee during said month, and the same shall be paid by Lessee within fifteen days after receipt of such statement.

          (b) Not later than the 20th day of each calendar month of each Fiscal Year, Lessee shall pay Lessor, without demand or invoice, an amount equal to Lessee's aggregate Activity Fees for the preceding calendar month, calculated by multiplying the total Approved Maximum Landing Weight for aircraft landed by Lessee at the Airport during the preceding calendar month by the Activity Fee rate for such Fiscal Year, computed in accordance with Article III.B.1., and based on the Projection, as such projection may have been revised pursuant to paragraph 4 below.

     4. ADJUSTMENT OF RENTALS AND ACTIVITY FEES: Not later than the 150th day of each Fiscal Year, Lessor shall furnish Lessee with a revised Projection (the "Mid-Year Projection"), which shall reflect the most recently available information with regard to the amounts actually incurred or realized during such Fiscal Year for Bond Debt Service, O&M Expenses, and the Revenue Requirement, together with the most recently available information with regard to rentals and Activity Fees actually received by Lessor. Lessor shall give due consideration to any suggestions and comments made by Lessee with respect to the Mid-Year Projection. If the Mid-Year Projection, as revised by Lessor after considering Lessor's suggestions and comments, indicates that aggregate payments of rentals and Activity Fees, at the then-existing rates would result in an overpayment or underpayment of the aggregate amount required to be generated by Lessor through rentals and Activity Fees, Lessor shall revise the Projection and adjust the rates set forth therein for such Fiscal Year to conform to the Mid-Year Projection.

     5.   PRELIMINARY ANNUAL SETTLEMENT AND FINAL AUDIT:

          (a) Within 60 days after the end of each Fiscal Year, Lessor will furnish Lessee with a preliminary report, containing a preliminary calculation, based on actual data, in accordance with this Agreement, of Rentals and Activity Fees estimated to be chargeable to Lessee for the preceding Fiscal Year, and setting forth the amounts actually paid by Lessee for such period. If such report indicates that the aggregate of such fees and charges actually paid by Lessee were greater than the aggregate amounts chargeable to Lessee, then within 90 days after the end of such Fiscal Year Lessor shall refund 80% of any such estimated excess to Lessee. If such report indicates that the aggregate of such fees and charges paid by Lessee were less than the amounts chargeable to Lessee, then within 90 days after the end of such Fiscal Year Lessee shall pay to Lessor 80% of the amount of any such estimated deficiency. Interest shall accrue at a rate of 7% per annum, and be payable by Lessee in cash, on any portion of any deficiency not paid by Lessee when due. Interest shall accrue at a rate of 7% per annum, and be payable by Lessor, through a reduction in the amount of Lessor's administrative costs includible in O&M Expenses for the then Fiscal Year pursuant to
          Article III.B.2.(a)(iii), on any portion of any excess not refunded to Lessee when due.

          (b) By the 180th day of each Fiscal Year, Lessor shall furnish to Lessee a copy of an annual audit report prepared by a nationally recognized accounting firm, covering the operation of the Airport for the preceding Fiscal Year (the "Final Audit"). Lessor shall prepare a calculation, based on the Final Audit, in accordance with this Agreement, of all rentals and Activity Fees chargeable to Lessee for the preceding Fiscal Year, and setting forth the amounts actually paid by Lessee for such period, taking into account all payments and refunds pursuant to paragraph 5.(a) above. If aggregate rentals and Activity Fees actually paid by Lessee were greater than the aggregate amount chargeable, then within 30 days after delivery of the Final Audit Lessor shall refund the amount of such overpayment to Lessee.
          If aggregate rentals and Activity Fees actually paid by Lessee were less than the aggregate amount chargeable to Lessee, then within 30 days after receipt of the Final Audit Lessee shall pay to Lessor the amount of any such deficiency. The amount of Lessor's administrative costs includible in O&M Expenses for the then Fiscal Year shall be reduced by $50,000 for each month that delivery of the Final Audit to Lessee is delayed beyond the 180th day of such Fiscal Year.

          (c) The payment by Lessee of any fees and charges hereunder and the acceptance by Lessor thereof for any Fiscal Year, shall not preclude either

          Lessee or Lessor from questioning, within a period of one (1) year from the date of receipt by Lessee of the Final Audit for such Fiscal Year, the accuracy of any report or statement on the basis of which such payment was made, or preclude Lessor from making any claim against Lessee for any additional amount payable by Lessee, or preclude Lessee from making any claim against Lessor for the return of any excess amount paid by Lessee.

                                   ARTICLE IV

                             CONSTRUCTION BY LESSOR

                             [Intentionally Omitted]



                                    ARTICLE V

                        CONSTRUCTION, MAINTENANCE, REPAIR

                             AND OPERATION BY LESSEE



     Lessee may construct or install at its own expense any equipment, improvements and facilities, and any additions thereto, upon all or any part of the premises hereunder leased to Lessee for its exclusive use or preferential use and may construct or install at its own expense, any equipment, improvements and facilities authorized under Article I hereof upon any Airport property not leased to Lessee for its exclusive use or preferential use at such locations as may be approved by Lessor. Plans and specifications of any proposed construction or installation of improvements and facilities (including any substantial alteration or addition thereto) shall be submitted to and receive the prior approval of Lessor. Lessor shall have the right to refuse approval of such plans and specifications if the external appearance of such improvements and facilities does not meet Lessor's reasonable requirements for substantial uniformity of appearance of improvements and facilities on the Airport, or, if the type or time of construction or installation, or the location thereof does not meet Lessor's reasonable requirements for safe use of the Airport and appurtenances by other authorized persons. Lessor may, at its own cost, inspect any such construction or installation.

     Lessee shall keep and maintain all premises hereunder leased to Lessee for its exclusive use or preferential use and all such improvements and facilities and additions thereto, whether constructed or installed by it upon premises hereunder leased to it for its exclusive use or preferential use or upon Airport property not leased to it for its exclusive use or preferential use, in good condition and repair, reasonable wear and tear excepted, and damage by fire or other casualty excepted. Lessee shall not be liable for the repair or restoration of damage to premises hereunder leased where such damage results from fire, structural defect, or other casualty for which Lessor has obtained and there is in effect adequate insurance protection covering such fire or other casualty. No restriction shall be placed upon Lessee as to the architects, builders or contractors who may be employed by it in connection with any construction, installation, alteration, repair or maintenance or any such equipment, improvements, facilities and additions.

     Lessee shall keep such premises leased to Lessee for its exclusive use or preferential use in a sanitary and sightly condition, and shall provide all necessary janitor services with respect thereto.

     In the event that Lessee fails to perform for a period of thirty days after written notice from Lessor so to do, any obligation required by this Article V to be performed by Lessee at Lessee's cost, or fails to correct any construction or installation by it of any equipment, improvements or facilities not completed in accordance with the plans and specifications approved by Lessor within thirty days of Lessor's notice to Lessee of a deviation from such plans and specifications and request for appropriate changes in such construction and installation, Lessor, upon the expiration of such thirty day period, may, but shall not be obligated to, enter upon the premises involved and perform such obligation of Lessee, charging Lessee the reasonable cost and expense thereof, and Lessee agrees to pay Lessor such charge in addition to any other amounts payable by Lessee hereunder; provided, however, that if Lessee's failure to perform any such obligation adversely affects or endangers the health or safety of the public or of employees of Lessor, and if Lessor so states in its aforesaid notice to Lessee, Lessor may but shall not be obligated to perform such obligation of Lessee at any time after the giving of such notice and without awaiting the expiration of said thirty day period, and charge to Lessee, and Lessee shall pay, as aforesaid, the reasonable cost and expense of such performance. If Lessor shall perform any of Lessee's obligations in accordance with the provisions of this section, Lessor shall not be liable to Lessee for any loss of revenues to Lessee resulting from such performance.

                                   ARTICLE VI

                            RIGHT OF ENTRY BY LESSOR

     Lessor may enter upon the premises now or hereafter leased exclusively or preferentially to Lessee hereunder at any reasonable time for any purpose necessary, incidental to, or connected with the performance of its obligations hereunder, in the exercise of its governmental functions, or in the event of any emergency.

                                   ARTICLE VII

                   MAINTENANCE, OPERATION AND REPAIR BY LESSOR

     Lessor shall operate, maintain and keep in good repair the areas and facilities described in Article I hereof. Lessor shall keep the Airport free from obstruction, including, without limitation, the clearing and removal of snow, vegetation, stones and other foreign matter from the runways, taxiways, and loading areas and areas immediately adjacent to such runways, taxiways and loading areas, as may be reasonably necessary for the safe, convenient and proper use of the Airport by Lessee, and shall maintain and operate the Airport in all respects in a manner at least equal to the highest standards or ratings issued by the FAA for airports of similar size and character and in accordance with all rules and regulations of the FAA.

     Lessor shall operate and maintain, and keep in good, sanitary and sightly condition and repair, the Terminal Buildings (except for the premises therein leased to Lessee or others for its or their exclusive use) and all additions, improvements, facilities and equipment now or hereafter provided by Lessor at or in connection with the [new Terminal Building], excepting any improvements, facilities and equipment constructed or installed by Lessee, either individually or jointly with others; provided, however, that Lessor shall be responsible for all structural and roof repairs to all areas of the Terminal Buildings and any additions thereto.

     Lessor, at its cost, shall keep the Common Areas in the Terminal Buildings adequately and attractively supplied, equipped, furnished and decorated and shall operate and maintain adequate directional signs in said Common Areas, including without limitation, signs, indicating the location of all public restaurants, rest rooms, newsstand, post offices, telegraph offices, baggage counters and check rooms, and all other facilities for passenger or public use in the Terminal Buildings or elsewhere on the Airport.

     Lessor, at its cost, shall provide and supply adequate heat to and air conditioning for the premises hereunder leased to Lessee for its exclusive use or for its use in common with others, and shall provide reasonable illumination and drinking water in the public and passenger space in the Terminal Buildings and, except as otherwise provided herein, for the areas and facilities adjacent thereto respecting which Lessee is given a non-exclusive use hereunder. Lessor, at its cost, shall also provide adequate lighting for the vehicular parking spaces and adequate field lighting on and for the Airport, including, without limiting the generality hereof, boundary lights, landing lights, flood lights and beacons. Lessor, at its cost, shall also provide all janitor services and other cleaners necessary to keep the Common Areas of the Terminal Buildings, and areas adjacent thereto, the vehicular parking spaces and the landing field of the Airport at all times clean, neat, orderly, sanitary and presentable.

     Lessor, at its expense, shall take such measures, as are required by the circumstances, to avoid and eliminate any unreasonable congestion and obstruction which may from time to time occur with respect to passengers use of and access to ticket counter areas, the lobby, passenger lounges, waiting rooms, hallways, entrances and exits and other public and passenger conveniences in or appurtenant to the Terminal Buildings. In furtherance thereof, Lessor, in authorizing or permitting the use of space in the aforesaid areas of the Terminal Buildings by concessionaires, shall at all times retain or provide sufficient space in said areas for reasonably uncontested and unobstructed use thereof by passengers.

     Lessor shall provide adequate guards, at such times as may be required by the circumstances, at all parts of the Airport which Lessee is entitled to use in common with others.

     In the event that Lessor fails to perform for a period of thirty days after written notice from Lessee so to do, any obligation required by this Article VII to be performed by Lessor at Lessor's cost, Lessee, upon the expiration of such thirty day period, may but shall not be obligated to perform such obligation of Lessor and deduct the reasonable cost to Lessee of performing such obligation from any rentals, fees or charges subsequently becoming due from Lessee to Lessor under this Agreement; provided, however, that if Lessor's failure to perform any such obligation adversely affects or endangers the health or safety of Lessee or of any of any of its employees, agents, passengers, guests, patrons, invitees, or its or their suppliers of materials or furnishers of service or any of its or their property, and if Lessee so states in its aforesaid notice to Lessor, Lessee may but shall not be obligated to perform such obligation of Lessor at any time after the giving of said notice and without awaiting the expiration of said thirty day period, and Lessee may deduct its reasonable costs of performance thereof from any rentals, fees or charges as aforesaid.

     Lessor shall have the right to relocate at its own cost any equipment, improvements and facilities constructed or installed by Lessee upon the Airport property not leased hereunder to Lessee for its exclusive use pursuant to authorization therefor under Article I hereof; provided, however, that such relocation shall be performed in such a manner and at such times as are calculated to reduce to the minimum possible under the circumstances any interference with Lessee's operations at the Airport, and that the relocated equipment, improvements and facilities shall, when completed, be commensurate with the equipment, improvements and facilities existing prior to such relocation.

                                  ARTICLE VIII

                                UTILITY SERVICES

     Lessor shall, directly or by arrangement with appropriate utility companies or suppliers, supply Lessee with electrical current, gas, water and sewerage facilities, and shall charge Lessee for such utility services at rates not exceeding those which Lessee would have to pay if it established the same demand and took the same quantity directly from such utility companies or suppliers. Lessor shall also supply electrical current to the ramp areas to be used by Lessee in common with others and shall charge Lessee its appropriate share of such electrical current at the rates hereinabove specified, which share shall be prorated in accordance with Lessee's preferential use of gate positions.

     Lessor, without expense to Lessee, shall bring or cause to be brought to the take-off points upon the premises hereunder leased to Lessee for its use, either exclusively or in common with others, adequate electricity, gas, water, sewerage and telephone facilities for Lessee's use and shall be responsible for all necessary excavation, construction, materials, operation and maintenance of and for all mains, pipes, conduits, cables, wiring, sewers and other equipment required to so provide such services in a manner adequate to supply Lessee's needs therefor under conditions from time to time prevailing, and Lessee, without expense to Lessor, shall have the right to make connections thereto and therewith. Without limiting the generality of the foregoing, Lessor in providing water facilities shall, without expense to Lessee, provide pipes, mains and other equipment adequate in size and quality to supply water in sufficient quantity and of sufficient pressure for such sprinkler systems as have been or may from time to time be installed in the Terminal Buildings, additions or improvements thereto.

                                   ARTICLE IX

             SPACE FOR UNITED STATES WEATHER BUREAU, POSTAL SERVICE,
              FEDERAL AVIATION ADMINISTRATION, AND EXPRESS AGENCIES


     Lessor shall, upon request of such persons or governmental or express agencies make available reasonable and convenient space and facilities at the Airport for the use of the United States Postal Service, or any person required to use such space by regulations thereof, and for the use of an express agency or agencies at a reasonable rental charge to such persons, governmental agency and express agencies; and Lessor shall in like manner make available reasonable and convenient space and facilities at the Airport for the use of the United States Weather Bureau and Federal Aviation Administration.

                                    ARTICLE X

                                   RESTAURANT

     Lessor agrees to provide space in the Terminal Buildings for a restaurant to be maintained and operated in a first-class manner by the Airport food concessionaire.

     Irrespective of whether Lessor shall have made provision for such facilities in accordance with this Article, and any other provision of this Agreement to the contrary notwithstanding, Lessee shall have the right to operate directly or through a designee, assignee or sub-lessee, private club facilities within such appropriate space leased to it in the Terminal Buildings for such purposes, which club facilities shall be authorized to serve food and beverages; provided, however, food and beverages served in such private club facilities, will be obtained by Lessee from the Airport food concessionaire to the extent that same are available for purchase from said Airport food concessionaire.

                                   ARTICLE XI

                              RULES AND REGULATIONS

     Lessor shall adopt and enforce reasonable rules and regulations and any reasonable amendments thereto, with respect to the use of the Airport, which shall provide for the safety of those using the Airport and Lessee agrees to observe and obey the same; provided, that such rules and regulations shall be consistent with safety and with rules, regulations and orders of the FAA with respect to aircraft operations at the Airport; and provided further, that such rules and regulations shall not be inconsistent with the procedures prescribed or approved from time to time by the FAA with respect to the operation of Lessee's aircraft at the Airport. Lessee shall be given notice of all amendments to rules and regulations as are from time to time adopted by Lessor and no such amendment shall be effective as to Lessee until thirty (30) days after the date of such notice unless Lessor states in said notice that the amendment is of an emergency nature, in which case the amendment shall be immediately effective.

                                   ARTICLE XII

                       CONTROL OF RATES, FARES OR CHARGES

     Lessor shall have no control whatsoever over the rates or charges that Lessee may prescribe for any of its services to, from, through or at the Airport, or between the Airport and Lessee's ticket offices or other stopping places in the City of Detroit or the County of Wayne, or elsewhere, nor shall Lessor, except to the extent reasonably necessary to prevent physical damage or injuries to persons or property at the Airport, in any manner whatsoever, control the type, design, style, figuration, weight, allowable loads, specifications or means of propulsion of, or use of space on, the aircraft Lessee may operate to and from said Airport, or the point of origin or destination of flights operated by Lessee to or from the Airport.

                                  ARTICLE XIII

                        DAMAGE OR DESTRUCTION OF PREMISES

     Notwithstanding the provisions of Article V as to maintenance and repair of premises by Lessee, if the Terminal Buildings shall be partially damaged by fire, the elements, the public enemy or other casualty but not rendered untenantable, the same shall be repaired with due diligence by Lessor at its own cost and expense. In case the Terminal Buildings are so damaged or destroyed by fire, the elements, the public enemy or other casualty, that it will or does become untenantable, the said buildings shall be repaired, reconstructed or restored as the case may be, with due diligence by Lessor at its own cost and expense, and the rent payable hereunder with respect to Lessee's exclusive space or preferential space in said buildings shall be paid up to the time of such damage or destruction and shall thenceforth abate until such time as the said buildings shall be made tenantable.

     In the event that the Airport or any other premises herein leased are rendered untenantable or unusable because of the condition thereof, there shall be a reasonable and proportionate abatement of the rentals, fees and charges provided for herein during the period that the same are so untenantable or unusable.

                                   ARTICLE XIV

                             CANCELLATION BY LESSOR

     Lessor may cancel this Agreement by giving Lessee sixty (60) days advance written notice to be served as hereinafter provided, upon or after the happening of any one of the following events:

     (a)  The filing by Lessee of a voluntary petition in bankruptcy;

     (b) The institution of proceedings in bankruptcy against Lessee and the adjudication of Lessee as a bankrupt pursuant to such proceedings if such adjudication shall remain unvacated or unstayed for a period of at least sixty
(60) days;

     (c) The taking by a court of competent jurisdiction of Lessee and its assets pursuant to proceedings brought under the provisions of any Federal reorganization act if the judgment of such court shall remain unvacated or unstayed for a period of at least sixty (60) days;

     (d) The appointment of a receiver of Lessee's assets if such appointment by a court of competent jurisdiction shall remain unvacated or unstayed for a period of at least sixty (60) days;

     (e)  The divestiture of Lessee's estate herein by other operation of law;

     (f) The abandonment by Lessee of its conduct of Air Transportation at the Airport;

     (g) If the Lessee shall be prevented for a period of sixty (60) days (after exhausting or abandoning all appeals) by any action of any governmental authority, board, agency or officer having jurisdiction thereof from conducting Air Transportation at the Airport unless it is so prevented from conducting Air Transportation, either (1) by reason of the United States or any agency thereof acting directly or indirectly, taking possession of and operating, in whole or in substantial part, the premises and space leased or operated by the Lessee, or premises required for the actual operation of Lessee's aircraft to and from the Airport, or (2) if all or a substantial part of the premises and space leased by the Lessee shall be acquired in the manner described in Article XXIV hereof;

     (h) The default by Lessee in the performance of any covenant or agreement herein required to be performed by Lessee and the failure of Lessee to remedy such default for a period of sixty (60) days after receipt from Lessor of written notice to remedy the same; provided, however, that no notice of cancellation, as above provided, shall be of any force or effect if Lessee shall have remedied the default prior to receipt of Lessor's notice of cancellation;

     Notwithstanding anything to the contrary herein contained, Lessor shall not have the right to cancel, or give notice of cancellation of, this Agreement solely by reason of Lessee's failure or refusal to pay any part of the rentals, fees or charges provided for in this Agreement if, within sixty (60) days after such failure or refusal, Lessee shall have given to Lessor a written notice stating that Lessee in good faith predicates such failure or refusal upon either or both of the following: (a) Any provision of this Agreement granting to Lessee in specified events a reduction in or abatement of any rentals, fees or charges payable by Lessee to Lessor hereunder, or (b) Any provision of this Agreement authorizing Lessee in specified events to deduct from any such rentals, fees or charges, the reasonable cost to Lessee of performing any obligation or obligations required by this Agreement to be performed by Lessor.

     No waiver or default by Lessor of any of the terms, covenants or conditions hereof to be performed, kept and observed by Lessee shall be construed to be or act as a waiver of any subsequent default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessee.
The acceptance of rental by Lessor for any period or periods after a default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessee, shall not be deemed a waiver of any right on the part of Lessor to cancel this Agreement for failure by Lessee to so perform, keep or observe any of the terms, covenants or conditions of this Agreement.

                                   ARTICLE XV

                             CANCELLATION BY LESSEE

     Lessee, in addition to any other right of cancellation herein given to Lessee or any other rights to which Lessee may be entitled by law or otherwise, may, so long as Lessee is not in default in any payments to Lessor hereunder, cancel this Agreement by giving Lessor sixty (60) days advance written notice to be served as hereinafter provided, upon or after the happening of any one of the following events:

     (a) The failure or refusal, for reasons beyond the control of Lessee, of the FAA, at any time during the term of this Agreement or any renewal thereof, to permit Lessee to operate into or from the Airport with any type of aircraft which Lessee may be licensed to operate into or from other airports of like size and character, and which Lessee may reasonably desire to operate into or from the Airport;

     (b) Issuance by any court of competent jurisdiction of an injunction in any way substantially preventing or restraining the use of the Airport or any part thereof necessary for Lessee's operations, and the remaining in force of such injunction for a period of at least sixty (60) days at least after Lessor has exhausted or abandoned all appeals;

     (c) The inability of Lessee due to circumstances beyond its control to use, for a period in excess of ninety (90) days, the Airport or to exercise any rights and privileges granted to Lessee hereunder and necessary to its operations because of any law or ordinance, or because of any order, rule, regulation or other action or any non-action of the FAA or any other governmental authority, or, because of earthquake, other casualty (excepting fire) or because of Acts of God or the public enemy;

     (d) The default by Lessor in the performance of any covenant or agreement herein required to be performed by Lessor and the failure of Lessor to remedy such default for a period of ninety (90) days after receipt from Lessee of written notice to remedy the same; provided, however, that no notice of cancellation, as above provided, shall be of any force or effect if Lessor shall have remedied the default prior to receipt of Lessee's notice of cancellation.

     Lessee's performance of all or any part of this Agreement for or during any period or periods after a default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessor, shall not be deemed a waiver of any right on the part of Lessee to cancel this Agreement for failure by Lessor so to perform, keep or otherwise observe any of the terms, covenants, or conditions hereof to be performed, kept and observed by Lessor, or be construed to be or act as a waiver by Lessee of any subsequent default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessor.

                                   ARTICLE XVI

                            SUSPENSION AND ABATEMENT

     In the event that Lessor's operation of the Airport or Lessee's operation at the Airport should be restricted substantially by action of any court of competent jurisdiction or by action of the federal government or any agency thereof, or by action of the State of Michigan or any agency thereof, then either party hereto shall have the right, upon written notice to the other, to a suspension of this Agreement and an abatement of a just proportion of the services and facilities to be afforded hereunder, or a just proportion of the payments to become due hereunder, from the time of such notice until such restriction shall have been remedied and normal operations restored. Ascertainment of all matters under this Article shall be determined by agreement or by arbitration as provided in Article XVII hereof.

                                  ARTICLE XVII

                                   ARBITRATION

     If any controversy or claim should arise out of, under, or relating to, the provisions of Articles III or XVI of this Agreement, then either party may by notice in writing to the other, submit the controversy or claim to arbitration. The party desiring such arbitration shall give written notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the first party specifying the name and address of the person designated to act as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third disinterested person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine the controversy or claim.

     If the two arbitrators appointed by the parties shall be unable to agree upon the appointment of a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, then within fifteen (15) days thereafter either of the parties upon written notice to the other party, on behalf of both, may request the appointment of a disinterested person of recognized competence in the field involved as the third arbitrator by the then chief judge of the United States District Court for the Eastern District of Michigan, Southern Division, or upon his failure, refusal or inability to act, may request such appointment by the then miscellaneous presiding judge of the Circuit Court (Third Judicial Circuit) of the State of Michigan, County of Wayne, or, upon his failure, refusal or inability to act, may apply to the Circuit Court (Third Judicial Circuit) of the State of Michigan, County of Wayne for the appointment of such third arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment. If none of the parties shall so request such appointment of a third arbitrator within fifteen (15) days after the expiration of the period within which the two arbitrators are to appoint a third arbitrator as hereinabove provided, the rights of each party to arbitrate the matter shall be deemed to have been waived and either of the parties may proceed to enforce whatever remedies, legal or otherwise, it may otherwise have.

     The decision in which any two of the three arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. Each party shall pay the fees and expense of the arbitrator appointed by such party and one-half of the other expense of the arbitration properly incurred hereunder.

     Each of the parties hereto agree that if, in the opinion of the other party, any separate agreement is required by law in order to effectuate or enforce the arbitration provisions hereinabove contained, it will execute such separate agreement provided that the same is not inconsistent with the terms and provisions of this Agreement.

                                  ARTICLE XVIII

                                    INDEMNITY

     Lessee agrees to indemnify and hold Lessor harmless from and against all liability for injuries to persons or damage to property caused by Lessee's use and occupancy of or operations at the Airport; provided, however, that Lessee shall not be liable for any injury, damage or loss caused by Lessor's sole negligence or by the joint negligence of Lessor and any person other than Lessee; and provided further that Lessor shall give to the Lessee prompt and timely notice of any claim made or suit instituted which in any way, directly or indirectly, contingently or otherwise, affects or might affect Lessee, and Lessee shall have the right to compromise and defend the same to the extent of its own interest.

     In addition to the foregoing, Lessee shall indemnify, defend and save harmless Lessor, its commissioners, officers, agents, representatives and employees and the County of Wayne from and against any and all lawsuits, claims, loss and damages of any nature whatsoever, including damage to property of Lessor and injury to or death of employees or agents of Lessor, arising either directly or indirectly out of Lessee's use or operation of the passenger loading bridges, conveyors or any other mechanical or electronic equipment (hereinafter referred to individually and collectively as the "Equipment") provided by Lessor for Lessee's use, in common with other airlines, in or adjacent to International Terminal Building 520 at the Airport; provided, however, that Lessee shall not be liable for any injury or damage or loss caused by Lessor's sole negligence or by the joint negligence of Lessor and any person other than Lessee or a maintenance and repair contractor approved in writing by Lessee. Lessor shall give to Lessee prompt and timely notice of any claim made or suit instituted which in any way directly or indirectly, contingently or otherwise, affects or might affect Lessee and Lessee shall have the right to compromise or defend the same.

     It is expressly understood and agreed by and between the parties hereto that Lessor makes no warranty, either expressed or implied, with respect to the condition, fitness, or safety of the Equipment.

                                   ARTICLE XIX

                                    INSURANCE

     Lessee shall, at all times during the term of this Agreement maintain in effect policies of insurance issued by a company or companies of sound and adequate financial responsibility, insuring Lessee against all liabilities to the public for loss resulting from injury to persons or damage to property arising out of or caused by Lessee's operations, acts or omissions or those of Lessee's employees, agents or contractors. Such policies shall name the Lessor as additional assured thereunder, subject to the limitations set forth in
Article XVIII hereof in respect of Lessor's negligence, and shall be in at least the following amounts:

     Aircraft Public Liability Insurance     -    $ 5,000,000 per person
                                                   50,000,000 per accident

     Aircraft Property Damage Insurance      -    $10,000,000 per accident

     Comprehensive Public Liability Ins.     -    $ 5,000,000 per person
                                                   10,000,000 per accident

     Comprehensive Property Damage Ins. -    $  5,000,000 per accident

     Lessee shall furnish to Lessor certificates evidencing such insurance.

                                    ARTICLE XX

                                 QUIET ENJOYMENT

     Lessor agrees that on payment of the rentals, fees and charges as herein provided and performance of the covenants and agreements on the part of Lessee to be performed hereunder, Lessee shall peaceably have and enjoy the leased premises and all the rights and privileges of the Airport, its appurtenances and facilities granted herein.

                                   ARTICLE XXI

                        TITLE TO EQUIPMENT, IMPROVEMENTS
                        AND FACILITIES ERECTED BY LESSEE


     It is agreed that title to any equipment, improvements, and facilities, and any additions thereto, irrespective of whether the same would otherwise become a fixture under Michigan law (including without limitation all buildings, hangars, structures, storage tanks, pipes, pumps, wires, poles, machinery and air-conditioning equipment), constructed or installed by Lessee upon the premises leased hereunder to Lessee for its exclusive or preferential use or upon other Airport property (other than equipment, improvements and facilities financed by Lessor, whether with the proceeds of Bonds, federal funds or otherwise), shall remain the property of Lessee, unless it has at any time during the term of this Agreement by written notice and election, vested title to all or any part thereof in Lessor. Lessee shall have the right at any time during the term of this agreement, or any renewal or extension hereof, to remove any or all of such equipment, improvements and facilities, provided Lessee is not at any such time in default in its payments to Lessor hereunder and subject further to Lessee's obligation to repair all damage, if any, reasonable wear and tear excepted, resulting from such removal. If at any time during this Agreement, Lessee has exercised its right to vest title to such equipment, improvements and facilities in Lessor, it shall no longer have the right to remove such property. Lessee agrees to remove said equipment, improvements and facilities at the expiration or other termination of this Agreement irrespective of whether it has exercised its right of election to vest title to the same in Lessor, if so requested by Lessor, and, upon failure so to do, Lessor shall have the right to remove the same and charge to Lessee the actual cost of such removal and restoration of the site to its original condition, ordinary wear and tear excepted. Any such equipment, improvements or facilities not removed by Lessee prior to the expiration or other termination of this Agreement shall thereupon become the property of Lessor.

                                  ARTICLE XXII

                             SURRENDER OF POSSESSION

     Upon the expiration or earlier termination of this Agreement or any renewal hereof, Lessee shall forthwith surrender possession of the premises in as good condition as when received, reasonable wear and tear, damage by flood, fire, earthquake, other casualty, Acts of God or the public enemy, excepted.

                                  ARTICLE XXIII

                                 MINERAL RIGHTS

     It is agreed and understood that all water, gas, oil and mineral rights in and under the soil are expressly reserved to Lessor.

                                  ARTICLE XXIV

                                  CONDEMNATION

     Upon the acquisition by condemnation or the exercise of the power of eminent domain under any Federal or state statute by the Federal Government, the State of Michigan, or any Federal or state agency or any other person vested with such power, of a temporary or permanent interest in all or any part of the Airport, including without limitation, the Terminal Buildings leased hereunder, the Lessor and the Lessee each shall have the right to appear and file claims for damages, to the extent of their respective interests, in the condemnation or eminent domain proceedings, to participate in any and all hearings, trials and appeals therein, and to receive and retain such amount as they may lawfully be entitled to receive as damages or payment as a result of such acquisition.

                                   ARTICLE XXV

                            ASSIGNMENT AND SUBLETTING

     A. Lessee shall not at any time assign this Agreement or any part hereof, or sublet any premises now or hereafter leased to Lessee, without the consent in writing of Lessor, which consent will not be unreasonably withheld; provided, that the foregoing shall not prevent the assignment of this Agreement to any corporation with which Lessee may merge or consolidate, or which may succeed to the business of Lessee. No such subletting, however, shall release Lessee from its obligations to pay any and all of the rentals, charges, and fees provided or from any other obligation under this Agreement.

     B. Except as provided in Sub-section (2(b)) of Section B of Article III, Lessor shall not at any time assign this Agreement or any part hereof, or pledge, sell, convey, mortgage, encumber, assign or otherwise transfer the Airport or any portion thereof during the term of this Agreement.

                                  ARTICLE XXVI

                              SUBSIDIARY COMPANIES

     The right to use the premises and facilities leased to Lessee under Article I hereof, or which it may subsequently be entitled to use in accordance with the exercise of options pursuant to this Agreement, in the manner specified in such Article and any other Articles of this Agreement, shall be extended to all of Lessee's subsidiary companies at no additional cost.

                                  ARTICLE XXVII

                                     NOTICES

     Notices to Lessor provided for herein shall be sufficient if sent by registered mail, postage prepaid, addressed to the Director of Airports, Detroit Metropolitan Wayne County Airport, Detroit, Michigan 48242; and notices to Lessee, if sent by registered mail, postage prepaid, addressed to Northwest Airlines, Inc., 5101 Northwest Drive, St. Paul, Minnesota 55511, Attention:
General Counsel, or to such other respective addresses as the parties may designate to each other in writing from time to time.

                                 ARTICLE XXVIII

                                   DEFINITIONS

     "ACE ACCOUNT" shall mean the Airline Capital Expenditure (Subordinate Lien) Account of the Subordinate Lien Coverage Fund as established pursuant to Ordinance 319.

     "ACTIVITY FEE" shall have the meaning set forth in Article III B.1.

     "AGREEMENT" shall mean this First Amended and Restated Airport Agreement.

     "AIRCRAFT OR OTHER EQUIPMENT OF LESSEE" and "LESSEE'S AIRCRAFT AND OTHER EQUIPMENT" shall be construed as including airplanes, helicopters and every other conveyance now or hereafter used for the navigation of or flights in air and other equipment owned, operated or used by Lessee.

     "AIRLINE EQUITY ACCOUNT" shall mean that account as established pursuant to Ordinance 319.

     "AIRLINE EQUITY SUBACCOUNTS" shall mean those subaccounts of the Airline Equity Accounts as established pursuant to Ordinance 319.

     "AIRPORT" shall have the meaning set forth in the first "Whereas" clause of this Agreement.

     "AIRPORT DEVELOPMENT FUND" shall mean that fund created by Lessor pursuant to Article IIIB.2.(a)(5).

     "AIRPORT FOOD CONCESSIONAIRE" shall mean Lessor or a concessionaire of Lessor authorized to operate a restaurant on the Airport for the purpose of selling food and beverages to the general public.

     "AIRPORT REVENUE BONDS" shall mean Bonds issued pursuant to Ordinance 319.

     "AIRPORT-SYSTEM" shall mean the Airport and Willow Run Airport.

     "AIR TRANSPORTATION" shall mean the business of transporting natural persons, property, cargo and mail by aircraft.

     "APPROVED MAXIMUM LANDING WEIGHT" for any aircraft shall mean the maximum landing weight approved by the FAA for landing such aircraft at the Airport.

     "BASIC AGREEMENT" shall mean that certain Airport Agreement dated February 26, 1959, as amended, to which Lessor and Lessee were parties as of the execution of this Agreement.

     "BONDS" shall mean bonds issued by the Lessor pursuant to the Bond Ordinance or any other ordinance of the Lessor pursuant to which airport revenue bonds secured by a pledge of Airport revenue, on a senior or subordinate lien basis, are issued.

     "BOND DEBT SERVICE" shall mean, for any fiscal year, all amounts of any nature whatsoever payable during such fiscal year under Ordinance 319 into the Bond Fund (including, but not limited to, the Bond Reserve Account), the Operation and Maintenance Reserve Fund and the Renewal and Replacement Fund, any other payment required by Section 604 of Ordinance 319 (including, but not limited to, amounts required to satisfy Lessor's rate covenant) and all amounts of any nature whatsoever payable during such fiscal year under any other ordinance of Lessor pursuant to which Bonds are issued into funds with purposes similar to the aforementioned Ordinance 319 funds, including coverage payments, reduced in all cases by an amount equal to any interest payable on Bonds during such fiscal year from Bond proceeds.

     "BOND ORDINANCE" shall mean Ordinance 319 and such other ordinances enacted and amended from time to time under which Lessor is authorized to issue Bonds.

     "BOND RESERVE ACCOUNT" shall mean the fund of such name as established pursuant to Ordinance 319.

     "COMMON AREAS" shall mean those areas of the Airport and the Terminal Buildings which may be used jointly by the Lessee with other lessees at the Airport, passengers, patrons, guests, employees, agents, and the general public.

     "COUNTY DISCRETIONARY FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

     "DATE OF BENEFICIAL OCCUPANCY" shall mean, with regard to any terminal facility, the date on which an air transportation company occupies such facility for the operation of its Air Transportation business.

     "EXCLUSIVE USE PREMISES" shall mean space, improvements and facilities at the Airport leased for the exclusive use of an air carrier.

     "FAA" shall mean the Federal Aviation Administration, or any successor agency.

     "FINAL AUDIT" shall have the meaning set forth in Article IIIF.5.(b).

     "FISCAL YEAR" shall mean December 1 of any year through November 30 of the following year, or such other fiscal year as Lessor may adopt for the Airport.

     "LIMOUSINE OPERATOR", "LIMOUSINE COMPANY" and the plurals thereof, shall mean persons maintaining a regular ground transportation service for the transportation of airline passengers to and from the Airport.

     "MAJORITY-IN-INTEREST OF THE AIR CARRIERS" shall mean either (i) seventy-five percent (75%) of the Signatory Airlines who together have landed fifty-one percent (51%) of the total landed weight of all such Signatory Airlines during the immediately preceding calendar year (as such weight is reflected by official Airport records), or (ii) fifty-one percent (51%) of the Signatory Airlines who have together landed seventy-five percent (75%) of the total landed weight of all such Signatory Airlines during the immediately preceding calendar year (as such weight is reflected by official Airport records).

     "MIDFIELD TERMINAL" shall have the meaning set forth in the fourth "Whereas" clause of this Agreement.

     "MID-YEAR PROJECTION" shall have the meaning set forth in Article IIIH.4.

     "O&M EXPENSES" shall mean, for any Fiscal Year, expenses of maintenance, operation and administration of the Airport for such Fiscal Year.

     "OPERATION AND MAINTENANCE RESERVE FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

     "ORDINANCE 319" shall mean that ordinance of Lessor dated July 24, 1986 entitled "Charter County of Wayne Ordinance Number 319," as such ordinance has been amended or supplemented from time to time.

     "PERSONS" shall mean natural persons, firms, corporations, partnerships, limited liability companies and other legal entities.

     "PAID-IN COVERAGE" shall have the meaning set forth in Article IIB.2.(a).

     "PFCS" shall mean passenger facility charges imposed by Lessor pursuant to the Aviation and Safety Capacity Expansion Act of 1990, Pub. L. 101-508, Title IX, Subtitle B, Sections 9110 and 911, recodified as 49 U.S.C. 40117, as amended from time to time, and Part 158 of the Federal Aviation Regulations (14 CFR Part
158), as amended from time to time.

     "PRODUCER PRICE INDEX" shall mean the Producer Price Index/All Commodities published by The United States Department of Labor, Bureau of Labor Statistics (January, 1996 = 100), or if such index is discontinued or otherwise becomes unavailable to the public, the most nearly comparable index published by a recognized financial institution, financial publication or university.

     "PROJECT DEVELOPMENT AGREEMENT" shall mean the Project Development Agreement of even date herewith, between Lessor and Lessee.

     "PROJECTION" shall have the meaning set forth in Article IIIH.2.

     "RENEWAL AND REPLACEMENT FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

     "RESERVE FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

     "REVENUE FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

     "REVENUE REQUIREMENT" shall have the meaning set forth in Article IIIB.1.

     "SIGNATORY AIRLINES" shall mean Lessee and those air carriers who have executed an agreement substantially similar to the Basic Agreement.

     "SPECIAL FACILITY REVENUES" shall have the meaning for such term set forth in Ordinance 319.

     "SPECIAL FACILITY REVENUE BOND" shall mean a bond of Lessor secured solely by Special Facility Revenues.

     "SUBORDINATE BOND RESERVE ACCOUNT" shall mean the account of such name as established pursuant to Ordinance 319.

     "SUBSIDIARY" shall mean any corporation of which the Lessee at the time owns or controls, directly or indirectly, more than fifty (50) per cent of the shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation.

     "TERMINAL BUILDINGS" shall mean the terminal buildings at the Airport as of the effectiveness of this Agreement.

     "WEIGHTED MAJORITY" shall mean either (a) Signatory Airlines which, in the aggregate, landed eighty-five percent (85%) or more of the landed weight of all

Signatory Airlines for the preceding twelve-month period for which records are available, or (b) all but one of the Signatory Airlines regardless of landed weight.

                                  ARTICLE XXIX

                               PARAGRAPH HEADINGS

     The paragraph headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

                                   ARTICLE XXX

                                INVALID PROVISION

     In the event any covenant, condition or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision herein contained; provided that the invalidity of any such covenant, condition of provision does not materially prejudice either Lessor or Lessee in its respective rights and obligations contained in the valid covenants, conditions or provisions of this Agreement.

                                  ARTICLE XXXI

                    SUCCESSORS AND ASSIGNS BOUND BY COVENANTS

     All the covenants, stipulations and agreements in this Agreement shall extend to and bind the legal representatives, successors and assigns of the respective parties hereto.

                                  ARTICLE XXXII

                   RIGHT TO LEASE TO UNITED STATES GOVERNMENT

     It is agreed that during time of war or national emergency the Lessor shall have the right to lease the landing area or any part thereof to the United States Government for military or naval use, and, if any such lease is executed, the provisions of this instrument insofar as they are inconsistent with the provisions of the lease to the Government shall be suspended.

     It is agreed that this lease shall be subordinate to the provisions of any existing or future agreement between the Lessor and the United States, relative to the operation or maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of the Airport.

                                 ARTICLE XXXIII

                        COVENANTS AGAINST DISCRIMINATION

     A.   COVENANT PURSUANT TO REQUIREMENTS OF THE DEPARTMENT OF TRANSPORTATION:
Lessee, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land, that (1) no person on the grounds of race, color, national origin or gender shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of facilities at the Airport, (2) that in the construction of any improvements on, over, or under land at the Airport and the furnishing of services thereon, no person on the grounds of race, color, national origin or gender shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that Lessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted Programs of the Department of

Transportation -Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     In the event of a breach of any of the above non-discrimination covenants, Lessor shall have the right to terminate this agreement and to reenter and repossess said land and the facilities thereon, and hold the same as if said agreement had never been made or issued.

     B. EMPLOYMENT: The parties hereto hereby covenant not to discriminate against an employee or applicant for employment with respect to his or her hire, tenure, terms, conditions or privileges of employment, or any matter directly or indirectly related to employment, because of his or her age or sex, except where based on a bona fide occupational qualification, or because of his or her race, color, religion, national origin or ancestry, and to require a similar covenant on the part of any sublessee hereunder and any subcontractor employed as a result, or in connection with the exercise of rights granted and/or the performance of obligations assumed under this Agreement.

     C. AFFIRMATIVE ACTION PROGRAM: In addition to the foregoing, the parties hereto agree to carry out and be subject to the provisions of Addendum 1, entitled "NON-DISCRIMINATION, AFFIRMATIVE ACTION AND SET ASIDE PROGRAMS FOR WAYNE COUNTY" attached hereto and made a part hereof.

     D. DISADVANTAGED BUSINESS ENTERPRISE: Lessee agrees to comply with the following policy and requirements of the Department of Transportation:

          1. POLICY. It is the policy of the Department of Transportation that disadvantaged business enterprises as defined in 49 CFR Part 23 shall have the maximum opportunity to participate in the performance of contracts financed in whole or in part with Federal funds under this Agreement. Consequently the disadvantaged business enterprise requirements of 49 CFR Part 23 apply to this Agreement.

          2. DBE OBLIGATION. (i) The recipient or its contractor agrees to ensure that disadvantaged business enterprises as defined in 49 CFR
          Part 23 have the maximum opportunity to participate in the performance of contracts and subcontracts financed in whole or in part with Federal funds provided under this Agreement. In this regard all recipients or contractors shall take all necessary and reasonable steps in accordance with 49 CFR Part 23 to ensure that disadvantaged business enterprises have the maximum opportunity to compete for and perform contracts. Recipients and their contractors shall not discriminate on the basis of race, color, national origin, or sex in the award and performance of Department of Transportation-assisted contracts.

               Failure of a contractor or subcontractor to carry out the requirements set forth in paragraph 23.43(a) of 49 CFR Part 23 shall constitute a breach of contract and, after notification of the Department of Transportation, may result in termination of the Agreement or contract by the recipient or such remedy as the recipient deems appropriate.

               The definitions set forth in paragraph 23.5 of 49 CFR Part 23 shall apply to the foregoing statements concerning disadvantaged business enterprises.

                                  ARTICLE XXXIV

                             CONFORMITY OF AGREEMENT

     In the event that Lessor shall hereafter enter into any lease, contract or agreement with any other scheduled air transport operator, with respect to the use of the Airport or terminal facilities, containing more favorable terms than this Agreement, or shall hereafter grant to any other scheduled air transport operator, rights or privileges with respect thereto which are not accorded to Lessee hereunder, then the same rights, privileges and more favorable terms shall be concurrently and automatically made available to Lessee.



                                       COUNTY OF WAYNE
                                        CHIEF EXECUTIVE OFFICER


                                       /s/ Edward H. McNamara
                                       -------------------------------------
                                       Edward H. McNamara



                                       NORTHWEST AIRLINES, INC.


                                       By /s/ James M. Greenwald, VP
                                          -----------------------------------

                                                 JAMES M. GREENWALD, VP
                                        Its   FACILITIES AND AIRPORT AFFAIRS
                                            -----------------------------------

                                                                       EXHIBIT A

                          EXISTING AIRPORT LAYOUT PLAN

                                   [Site Plan]

                                 DAVEY TERMINAL
                           MAIN LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-1
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                          APRON LEVEL - CENTRAL PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-2
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                           APRON LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-3
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                                 MEZZANINE LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-4
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                           MAIN LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-5
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                           APRON LEVEL - SOUTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-6
                                                                   DATE 1-1-1996

                            CONCOURSE A - MAIN LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-7
                                                                   DATE 1-1-1996

                            CONCOURSE B - MAIN LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-8
                                                                   DATE 1-1-1996

                            CONCOURSE B - APRON LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-9
                                                                   DATE 1-1-1996

                                  CONCOURSE 'C'
                          MAIN LEVEL - SOUTH EXPANSION

                                   [Site Plan]



                                                                EXHIBIT # NWA-10
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                      APRON LEVEL - SOUTH EXPANSION PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-11
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                         MAIN LEVEL - SOUTHWEST PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-12
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                         APRON LEVEL - SOUTHWEST PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-13
                                                                   DATE 1-1-1996

                               L.C. SMITH TERMINAL
                          MAIN LEVEL - CENTRAL PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-14
                                                                   DATE 1-1-1996

                               L.C. SMITH TERMINAL
                         APRON LEVEL - NORTHWEST PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-15
                                                                   DATE 1-1-1996

                            CONCOURSE C - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-16
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                        APRON LEVEL - SOUTHWEST PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-17
                                                                   DATE 1-1-1996

                            CONCOURSE D - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-18
                                                                   DATE 1-1-1996

                            CONCOURSE D - APRON LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-19
                                                                   DATE 1-1-1996

                            CONCOURSE: E - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-20
                                                                   DATE 1-1-1996

                            CONCOURSE E - APRON LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-21
                                                                   DATE 1-1-1996

                            CONCOURSE F - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-22
                                                                   DATE 1-1-1996

                            CONCOURSE F - APRON LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-23
                                                                   DATE 1-1-1996

                           CONCOURSE F - TUNNEL LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-24
                                                                   DATE 1-1-1996

                                  CONCOURSE G
                           APRON LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-25
                                                                   DATE 1-1-1996

                          CENTRAL SERVICES - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-26
                                                                   DATE 1-1-1996

                     CENTRAL SERVICES - APRON LEVEL (SOUTH)

                                   [Site Plan]



                                                                EXHIBIT # NWA-27
                                                                   DATE 1-1-1996

                             INTERNATIONAL TERMINAL
                           APRON LEVEL - SOUTH PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-28
                                                                   DATE 1-1-1996

                             INTERNATIONAL TERMINAL
                                 MEZZANINE LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-29
                                                                   DATE 1-1-1996

                           MAIN LEVEL - BUS STOP (NWA)

                                   [Site Plan]



                                                                EXHIBIT # NWA-30
                                                                   DATE 7-1-1996

                              APRON LEVEL BUS STOP

                                   [Site Plan]



                                                                EXHIBIT # NWA-31
                                                                   DATE 7-1-1996

                                                                       EXHIBIT B


                      Corporation Counsel Staff Assigned To
                          Detroit Metropolitan Airport


Position            Description                     Salary
--------            -----------                     ------

       9979         Principal Attorney            $  89,355

       9976         Asst. Corp. Counsel           $  70,836
                    Attorney IV

       9913         Asst. Corp. Counsel           $  58,909
                    Attorney III

Total Salaries                                    $ 219,100

Fringe Benefits @ 59.47%                          $ 130,299
                                                  ---------

Total Salaries & Fringe Benefits                              $ 349,399


The above positions are assigned to the Airport on a full-time basis.

                             AIRPORT FINANCE OFFICE
                       996 SALARIES AND FRINGE INFORMATION


                POSITION #        CLASSIFICATION           SALARY
                ----------        --------------           ------

                66900             Dept Mgr 7            $  57,967
                66901             Dept Exec 6              67,244
                66903             Buyer 2                  32,249
                66904             Dept Mgr 1               35,967
                66905             Account Clerk 2          29,308
                66907             Dept Mgr 3               39,555
                66908             Clerical Leader          25,736
                66909             Accountant 3             34,304
                66910             Typist 3                 20,303
                66912             Clerical Leader          28,716
                                                        ---------
                TOTAL                                   $ 371,349


                FRINGES                                 $ 220,841


The above positions are assigned to the Airport on a full-time basis.